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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-222165

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities is effective under the Securities Act of 1933, as amended. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion
Preliminary Prospectus Supplement dated September 30, 2020

PRELIMINARY PROSPECTUS SUPPLEMENT
(to prospectus dated December 26, 2017)

Veritex Holdings, Inc.

$

% Fixed-to-Floating Rate Subordinated Notes due 2030

           Veritex Holdings, Inc. ("we" or "our") is offering $            aggregate principal amount of our        % fixed-to-floating rate subordinated notes due 2030, which we refer to herein as the "notes." The notes will rank equally in right of payment with our other unsecured subordinated debt.

           The notes will mature on                        , 2030. From and including the date of issuance to, but excluding,                         , 2025 (unless redeemed prior to such date), the notes will bear interest at a rate of        % per year, payable semiannually in arears on                        and                         of each year, commencing on            , 2021. From and including                         , 2025 to, but excluding, the maturity date (unless redeemed prior to such date), the notes will bear interest at a floating rate per year equal to the Benchmark (which is expected to be Three-Month Term SOFR) (each subject to the provisions described under "Description of the Notes—Payment of Principal and Interest" in this prospectus supplement), plus                         basis points, payable quarterly in arrears on                        ,                         ,                         and                         of each year, commencing on                        , 2025. Notwithstanding the foregoing, if the Benchmark is less than zero, the Benchmark shall be deemed to be zero. The notes will not be listed on any securities exchange or included in any automated dealer quotation system.

           We may redeem the notes, at our sole option, beginning with the interest payment date of                        , 2025 and on any interest payment date thereafter, in whole or in part (an "Optional Redemption"), at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption, subject to prior approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), to the extent that such approval is then required under the rules of the Federal Reserve Board. The notes may not otherwise be redeemed by us prior to the scheduled maturity of the notes, unless certain events occur, as described under "Description of the Notes—Optional Redemption and Redemption Upon Special Events" in this prospectus supplement.

           The notes will be unsecured obligations of ours and will be subordinated in right of payment to all our future senior indebtedness (as defined in our subordinated indenture under which the notes are to be issued and described under "Description of the Notes—Subordination of the Notes" in this prospectus supplement), whether secured or unsecured. There is no sinking fund for the notes. The notes will not be convertible or exchangeable. Because Veritex Holdings, Inc. is a holding company, our cash flows, and, consequently, our ability to pay and discharge our obligations, including the principal of, and interest on, our debt securities, is dependent on dividends, distributions and other payments made to us by our subsidiaries, primarily our wholly-owned subsidiary, Veritex Community Bank, which is a Texas state-chartered bank, and funds we obtain from our corporate borrowings or sales of our securities. Our right to receive any payments or distribution of cash or assets from our subsidiaries upon their liquidation or reorganization, and the consequent right of the holders of our debt securities to participate in the proceeds of those payments or distributions, are effectively subordinated to all of the existing and future indebtedness, deposits and other liabilities of Veritex Community Bank and our other current and future subsidiaries, including, without limitation, Veritex Community Bank's liabilities to depositors in connection with the deposits in Veritex Community Bank, its liabilities to general creditors and its liabilities arising during the ordinary course or otherwise. The notes are obligations of Veritex Holdings, Inc. only and are not obligations of, and are not guaranteed by, any of our subsidiaries, including Veritex Community Bank.

           Investing in the notes involves certain risks. Before investing in the notes, you should consider the information under the heading "Risk Factors" beginning on page S-11 of this prospectus supplement, and under the heading "Part I. Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2019, and under the heading "Part II. Item 1A. Risk Factors" in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, which are incorporated herein by reference.

	Per Note		Total
Public offering price(1)		%	$
Underwriting discounts(2)		%	$
Proceeds, before expenses, to Veritex Holdings, Inc.		%	$

(1)
Plus accrued interest, if any, from the original issue date.

(2)
The underwriters will also be reimbursed for certain expenses incurred in this offering. See "Underwriting" for details.

           None of the Securities and Exchange Commission, the Federal Deposit Insurance Corporation (the "FDIC"), the Federal Reserve Board, any state securities commission nor any other regulatory body has approved or disapproved of the notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

           The notes are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the FDIC or any other governmental agency.

           The underwriters expect to deliver the notes in book-entry form only through the facilities of The Depository Trust Company and its participants against payment therefor in immediately available funds on or about October             , 2020, which is the third business day following the date of pricing of the notes (such settlement being referred to as "T+3"). See "Underwriting" for details.

Sole Book-Running Manager

Co-Managers

Stephens Inc.	Raymond James

Prospectus Supplement dated                        , 2020

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

        This document is comprised of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering, the notes and certain other matters relating to us and our financial condition. This prospectus supplement also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part of this document is the accompanying prospectus, dated December 26, 2017, which is included as part of our shelf registration statement on Form S-3 (File No. 333-222165). That registration statement and the accompanying prospectus provide more general information about securities that we and any selling shareholder may offer from time to time, some of which may not apply to this offering. It is important for you to read and consider carefully all information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any permitted free writing prospectuses we have authorized for use with respect to this offering before investing in the notes. See "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference" for additional information.

        This prospectus supplement, or the information incorporated by reference in this prospectus supplement, may add, update or change information in the accompanying prospectus. If information in this prospectus supplement is inconsistent with the accompanying prospectus, this prospectus supplement will supersede the information in the accompanying prospectus.

        In various places in this prospectus supplement and the accompanying prospectus, we refer you to sections of other documents for additional information by indicating the caption heading of the other sections. All cross-references in this prospectus supplement are to captions contained in this prospectus supplement and not in the accompanying prospectus, unless otherwise indicated.

        Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus supplement and the accompanying prospectus to "Veritex Holdings, Inc.," "Veritex," the "Company," "our Company," "we," "us," "our" and "ours" or similar references mean Veritex Holdings, Inc. and its consolidated subsidiaries.

        Neither the Company nor the underwriters have authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of, the Company, or to which the Company has referred you. Neither the Company nor the underwriters take any responsibility for, or can provide any assurance as to the reliability of, any information that others may give you. If any information in this prospectus supplement is inconsistent with the accompanying prospectus or any document incorporated by reference in this prospectus supplement or the accompanying prospectus, you should rely on the information in this prospectus supplement. You should not assume that the information provided in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference in this prospectus supplement and in the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement or the date of the document in which that information is contained. Our business, financial condition, liquidity, results of operations and prospects may have changed since the date of any document in which such information is contained.

        Neither the Company nor the underwriters are offering to sell nor seeking an offer to buy the notes in any jurisdiction where such offers and sales are not permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the notes and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used for or in connection with, an

S-ii

offer or solicitation by any person in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not authorized or is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation, and this prospectus supplement and the accompanying prospectus may not be delivered to any person to whom it is unlawful to make such offer or solicitation. See "Underwriting" in this prospectus supplement.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the United States Securities and Exchange Commission, or the SEC. Our filings with the SEC are also available to the public through the SEC's website at www.sec.gov.

        Our annual, quarterly and current reports and any amendments to those reports are also available over the Internet at our website at www.veritexbank.com. All internet addresses provided in this prospectus supplement or the accompanying prospectus are for informational purposes only and are not intended to be hyperlinks. In addition, the information on, or accessible through, our website, or any other website described herein, is not a part of, and is not incorporated or deemed to be incorporated by reference in, this prospectus supplement or the accompanying prospectus or other offering materials.

        We have filed a shelf registration statement (File No. 333-222165) with the SEC registering the offering of various of our securities, including the notes offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus are part of that registration statement. The registration statement may contain additional information that may be important to you. You may obtain from the SEC copies of the registration statement and the related exhibits that we filed with the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC's rules allow us to incorporate by reference information into this prospectus supplement and the accompanying prospectus. This means that we can disclose important information to you by referring you to another document. Any information incorporated by reference into this prospectus supplement and the accompanying prospectus is considered a part of the information contained herein and therein. We are incorporating by reference in this prospectus supplement, and have incorporated by reference in the accompanying prospectus, the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or Exchange Act, except in each case as to any portion of any report or document that is deemed furnished to the SEC and not deemed filed under such provisions:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 28, 2020 and, with respect to Part III thereof, as updated by the information contained in our definitive Proxy Statement on Schedule 14A, filed with the SEC on April 20, 2020;

  •
  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, filed with the SEC on May 7, 2020 and August 5, 2020, respectively; and

  •
  our Current Reports on Form 8-K, filed with the SEC on January 28, 2020, April 28, 2020, May 22, 2020 and July 28, 2020.

        The information contained in this prospectus supplement and the accompanying prospectus will be updated and supplemented by the information contained in the filings we make with the SEC in the future and that are incorporated by reference into this prospectus supplement and the accompanying prospectus as described above. The information contained in those future filings will be considered to be part of this prospectus supplement and the accompanying prospectus and will automatically update

S-iii

and supersede, as appropriate, the information contained in this prospectus supplement and the accompanying prospectus and contained in the filings previously filed with the SEC that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

        Upon written or oral request, we will provide, without charge, to each person to whom a copy of this prospectus supplement and the accompanying prospectus is delivered a copy of the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. You may request a free copy of these filings by writing or telephoning us at the following address:

Veritex Holdings, Inc.
Attention: Investor Relations
8214 Westchester Drive Suite 800
Dallas, Texas 75225
Telephone: (972) 349-6200

S-iv

 SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein include "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on various facts and derived utilizing assumptions, current expectations, estimates and projections and are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements include, without limitation, statements relating to the expected payment date of our quarterly cash dividend, impact of certain changes in our accounting policies, standards and interpretations, the effects of the COVID-19 pandemic and actions taken in response thereto, our future financial performance, business and growth strategy, projected plans and objectives, as well as other projections based on macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact broader economic and industry trends, and any such variations may be material. Statements preceded by, followed by or that otherwise include the words "believes," "expects," "anticipates," "intends," "projects," "estimates," "plans" and similar expressions or future or conditional verbs such as "will," "should," "would," "may" and "could" are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing words. You should understand that the following important factors could affect our future results and cause actual results to differ materially from those expressed in the forward-looking statements:

  •
  risks related to the concentration of our business in Texas, and specifically within the Dallas-Fort Worth metroplex and the Houston metropolitan area, including risks associated with any downturn in the real estate sector and risks associated with a decline in the values of single family homes in the Dallas-Fort Worth metroplex and the Houston metropolitan area;

  •
  uncertain market conditions and economic trends nationally, regionally and particularly in the Dallas-Fort Worth metroplex and Texas, including as a result of the COVID-19 pandemic;

  •
  risks related to the impact of the COVID-19 pandemic on our business and operations;

  •
  possible additional loan losses and impairment of the collectability of loans, particularly as a result of the COVID-19 pandemic and the programs implemented by the Coronavirus Aid, Relief, and Economic Security Act, including its automatic loan forbearance provisions, and our Paycheck Protection Program ("PPP") lending activities;

  •
  the effects of regional or national civil unrest;

  •
  changes in market interest rates that affect the pricing of our loans and deposits and our net interest income;

  •
  risks related to our strategic focus on lending to small to medium-sized businesses;

  •
  the sufficiency of the assumptions and estimates we make in establishing reserves for potential loan losses;

  •
  our ability to implement our growth strategy, including identifying and consummating suitable acquisitions;

  •
  our ability to recruit and retain successful bankers that meet our expectations in terms of customer relationships and profitability;

  •
  changes in our accounting policies, standards and interpretations;

  •
  our ability to retain executive officers and key employees and their customer and community relationships;

S-v

  •
  risks associated with our commercial real estate and construction loan portfolios, including the risks inherent in the valuation of the collateral securing such loans;

  •
  risks associated with our commercial loan portfolio, including the risk for deterioration in value of the general business assets that generally secure such loans;

  •
  our level of nonperforming assets and the costs associated with resolving problem loans, if any, and complying with government-imposed foreclosure moratoriums;

  •
  potential changes in the prices, values and sales volumes of commercial and residential real estate securing our real estate loans;

  •
  risks related to the significant amount of credit that we have extended to a limited number of borrowers and in a limited geographic area;

  •
  our ability to maintain adequate liquidity (including in compliance with the finalized Basel III capital standards and the effect of the transition to the current expected credit loss methodology for allowances and related adjustments) and to raise necessary capital to fund our acquisition strategy and operations or to meet increased minimum regulatory capital levels;

  •
  potential fluctuations in the market value and liquidity of our investment securities;

  •
  the effects of competition from a wide variety of local, regional, national and other providers of financial, investment and insurance services;

  •
  our ability to maintain an effective system of disclosure controls and procedures and internal control over financial reporting;

  •
  risks associated with fraudulent and negligent acts by our customers, employees or vendors;

  •
  our ability to keep pace with technological change or difficulties when implementing new technologies;

  •
  risks associated with difficulties and/or terminations with third-party service providers and the services they provide;

  •
  risks associated with unauthorized access, cyber-crime and other threats to data security;

  •
  potential impairment on the goodwill we have recorded or may record in connection with business acquisitions;

  •
  our ability to comply with various governmental and regulatory requirements applicable to financial institutions;

  •
  the impact of recent and future legislative and regulatory changes, including changes in banking, securities and tax laws and regulations and their application by our regulators, and economic stimulus programs;

  •
  uncertainty regarding the future of the London Interbank Offered Rate ("LIBOR") and any replacement alternatives on our business;

  •
  governmental monetary and fiscal policies, including the policies of the Federal Reserve Board;

  •
  our ability to comply with supervisory actions by federal and state banking agencies;

  •
  changes in the scope and cost of FDIC, insurance and other coverage; and

  •
  systemic risks associated with the soundness of other financial institutions.

        We urge you to consider all of these risks, uncertainties and other factors as well as those risks discussed in this prospectus supplement, in the accompanying prospectus and in the documents

S-vi

incorporated herein by reference, including in our Annual Report on Form 10-K for the year ended December 31, 2019, and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, carefully in evaluating all such forward-looking statements made by us. As a result of these and other matters, including changes in facts, assumptions not being realized or other factors, the actual results relating to the subject matter of any forward-looking statement may differ materially from the anticipated results expressed or implied in any forward-looking statement. Any forward-looking statement made in this prospectus supplement, the accompanying prospectus or in any report, filing, document or information incorporated by reference in this prospectus supplement or the accompanying prospectus speaks only as of the date on which it is made. We undertake no obligation to update any such forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

        A forward-looking statement may include a statement of the assumptions or bases underlying the forward-looking statement. We believe that these assumptions or bases have been chosen in good faith, and that they are reasonable. However, we caution you that assumptions as to future occurrences or results almost always vary from actual future occurrences or results, and the differences between assumptions and actual occurrences and results can be material. Therefore, we caution you not to place undue reliance on the forward-looking statements contained in this prospectus supplement, the accompanying prospectus or in any report, filing, document or information incorporated by reference herein or therein.

S-vii

 PROSPECTUS SUPPLEMENT SUMMARY

        The following summary provides a brief overview of certain information appearing elsewhere in this prospectus supplement and the documents incorporated by reference herein, which are described under "Incorporation of Certain Documents by Reference." Because it is a summary, it does not contain all the information that may be important to you. Before making an investment decision, you should read this entire prospectus supplement and the accompanying prospectus carefully, including the section entitled "Risk Factors" in this prospectus supplement, and the documents incorporated by reference herein and in the accompanying prospectus, including the financial statements and the accompanying notes contained in such documents.

Veritex Holdings, Inc.

        Veritex Holdings, Inc. is a Texas corporation and bank holding company headquartered in Dallas, Texas. Through our wholly owned subsidiary, Veritex Community Bank, a Texas state-chartered bank, we provide relationship-driven commercial banking products and services tailored to meet the needs of small to medium-sized businesses and professionals. Beginning at our inception, we initially targeted customers and focused our acquisitions primarily in the Dallas metropolitan area, which we consider to be Dallas and the adjacent communities in North Dallas. Our current primary market now includes the broader Dallas-Fort Worth metroplex, which also encompasses Arlington, and the Houston metropolitan area. As we continue to grow, we may expand to other metropolitan banking markets in Texas.

        Our principal executive offices are located at 8214 Westchester Drive, Suite 800, Dallas, Texas 75225, and our telephone number is (972) 349-6200. Our common stock is traded on the Nasdaq Global Market under the symbol "VBTX." Additional information about us and our subsidiaries may be found in the documents incorporated by reference into this prospectus. See "Where You Can Find More Information."

 THE OFFERING

        The following summary of this offering contains basic information about this offering and the terms of the notes and is not intended to be complete. It does not contain all the information that is important to you. For a description of the notes, please refer to the section of this prospectus supplement entitled "Description of the Notes" and the section of the accompanying prospectus entitled "Description of Debt Securities." To understand all of the terms and conditions of the offering and the notes, you should carefully read this prospectus supplement, as well as the accompanying prospectus and the documents incorporated by reference that are described under "Incorporation of Certain Documents by Reference."

        For the purposes of this section entitled "The Offering," all references to "Veritex Holdings, Inc.," the "Company," "our Company," "we," "us," "our" and "ours" or similar references mean only Veritex Holdings, Inc. and not any of its subsidiaries.

Issuer	Veritex Holdings, Inc.
Securities Offered	% Fixed-to-Floating Rate Subordinated Notes due 2030.
Amount of Securities Offered	$
Maturity Date	, 2030.
Issue Price	% plus accrued interest, if any, from and including , 2020.
Interest Rate

The notes will bear interest: (i) from and including the date of issuance to, but excluding,                         , 2025 (unless redeemed prior to such date), at a rate of        % per year and (ii) from and including                        , 2025 to, but excluding, the maturity date (unless redeemed prior to such date), at a floating rate per year equal to the Benchmark (which is expected to be Three-Month Term SOFR) plus                        basis points. Notwithstanding the foregoing, if the Benchmark is less than zero, the Benchmark shall be deemed to be zero.

For each floating rate interest period during the Floating Rate Period (as defined under "Description of the Notes") when the Benchmark is Three-Month Term SOFR, "Three-Month Term SOFR" means the rate for Term SOFR for a tenor of three months that is published by the Term SOFR Administrator at the Reference Time for any floating rate interest period, as determined by the calculation agent after giving effect to the Three-Month Term SOFR Conventions (each as defined under "Description of the Notes").

If the calculation agent determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined under "Description of the Notes") have occurred with respect to Three-Month Term SOFR, then the provisions under "Description of the Notes—Effect of Benchmark Transition Event," which are referred to herein as the benchmark transition provisions, will thereafter apply to all determinations of the interest rate on the notes for each floating rate interest period during the Floating Rate Period. In accordance with the benchmark transition provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate on the notes for such interest period and all subsequent floating rate interest periods during the Floating Rate Period will be an annual rate equal to the Benchmark Replacement (as defined under "Description of the Notes") plus                        basis points.

Interest Payment Dates

From and including the date of issuance to, but excluding,                         , 2025, interest on the notes will be payable semiannually in arrears on each                        and                         of each year, commencing on                        , 2021. From and including                        , 2025, interest on the notes will be payable quarterly in arrears on each                        ,                         ,                         and                         of each year commencing on                        , 2026.

Record Dates

Interest on each note will be payable to the person in whose name such note is registered at the close of business on                        the                         or                        (whether or not a business day) immediately preceding the applicable interest payment date to, but excluding,                        , 2025 and thereafter to the person in whose name such note is registered at the close of business on the                        ,                         ,                         or                         (whether or not a business day) immediately preceding the applicable interest payment date.

Subordination; Ranking	The notes will be unsecured, subordinated obligations of the Company and:

•

will rank junior in right of payment and upon our liquidation to all of our future senior indebtedness (as defined in our subordinated indenture under which the notes are to be issued and described under "Description of the Notes—Subordination of the Notes" in this prospectus supplement), whether secured or unsecured;

•

will rank equally in right of payment and upon our liquidation with all of our existing and future indebtedness the terms of which provide that such indebtedness ranks equally with promissory notes, bonds, debentures and other evidences of indebtedness of types that include the notes;

•

will rank senior in right of payment and upon our liquidation to (i) our existing junior subordinated debentures underlying outstanding trust preferred securities, and (ii) any indebtedness the terms of which provide that such indebtedness ranks junior to promissory notes, bonds, debentures and other types of indebtedness that include the notes; and

•

will be effectively subordinated to all of the existing and future indebtedness, deposits and other liabilities of Veritex Community Bank and our other current and future subsidiaries, including, without limitation, Veritex Community Bank's liabilities to depositors in connection with the deposits in Veritex Community Bank, its liabilities to general creditors and its liabilities arising during the ordinary course or otherwise.

As of June 30, 2020, we had $110.0 million of subordinated indebtedness on a gross basis (which was comprised of our other outstanding subordinated notes) outstanding ranking equally with the notes and $33.9 million of junior subordinated indebtedness on a gross basis (which was comprised of our existing junior subordinated debentures underlying outstanding trust preferred securities) outstanding ranking junior to the notes.

Because we are a holding company, our cash flows and, consequently, our ability to pay and discharge our obligations, including the principal of, and interest on, our debt securities depends on the dividends paid, and the distributions and other payments made, to us by our subsidiaries, and funds we obtain from our corporate borrowings or by selling our securities. Our right to receive any dividends or to receive any payments or distributions of cash or other assets from our subsidiaries upon their liquidation or reorganization, and the consequent right of the holders of the notes to participate in the proceeds of those dividends, payments or distributions, will be effectively subordinated to the claims of our subsidiaries' respective creditors and preferred equity holders. As of June 30, 2020, the Company and our consolidated subsidiaries had outstanding indebtedness, total deposits and other liabilities of $7.4 billion, excluding intercompany liabilities. For more information, see "Description of the Notes—Subordination of the Notes" in this prospectus supplement.

Redemption

We may redeem the notes, at our sole option, beginning with the interest payment date of                        , 2025 and on any interest payment date thereafter, in whole or in part, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption, subject to prior approval of the Federal Reserve Board, to the extent that such approval is then required under the rules of the Federal Reserve Board (an "Optional Redemption").

Other than in the case of an Optional Redemption, the notes may not be redeemed, called or repurchased by us prior to maturity, except that we may, at our option, upon or after the occurrence of any of the events listed below and subject to obtaining the prior approval of the Federal Reserve Board to the extent such approval is then required under the rules of the Federal Reserve Board, redeem the notes prior to maturity, in whole, but not in part, if (i) a change or prospective change in law occurs that could prevent us from deducting interest payable on the notes for U.S. federal income tax purposes, (ii) a subsequent event occurs that precludes the notes from being recognized as Tier 2 capital for regulatory capital purposes, or (iii) we are required to register as an investment company under the Investment Company Act of 1940, as amended, in each case, at a redemption price equal to 100% of the principal amount of the notes plus any accrued and unpaid interest to, but excluding, the redemption date. For more information, see "Description of the Notes—Optional Redemption and Redemption Upon Special Events" in this prospectus supplement.

Events of Default; Remedies

The notes will contain customary payment, covenant and insolvency events of default. The trustee and the holders of the notes may not accelerate the maturity of the notes upon the occurrence of any payment or covenant event of default. However, if an insolvency-related event of default occurs, the principal of, and accrued and unpaid interest on, the notes will become immediately due and payable without any action of the trustee or the holders of the notes. In the event of such an acceleration of the maturity of the notes, all of our obligations to holders of our senior indebtedness will be entitled to be paid in full before any payment or distribution, whether in cash, securities or other property, can be made on account of the principal of, or accrued and unpaid interest on, the notes. See "Description of the Notes—Events of Default; Limitation on Suits" and "Description of Debt Securities" in the accompanying prospectus.

Denomination; Form

The notes will be issued and may be transferred only in denominations of $1,000 or any amount in excess thereof that is an integral multiple of $1,000. The notes will be evidenced by a global note deposited with the trustee for the notes, as custodian for The Depository Trust Company ("DTC"). Beneficial interests in the global notes will be shown on, and transfers of those beneficial interests can only be made through, records maintained by DTC and its participants. See "Description of the Notes—General" and "—Clearance and Settlement."

Further Issuances

We may, without the consent of the holders of the series of our debt securities of which the notes offered hereby are a part, from time to time, issue additional notes of that series ranking equally and ratably with the notes and otherwise similar in all respects, including the same terms as to interest rate, maturity, and redemption rights except as otherwise noted under "Description of the Notes" in this prospectus supplement. We may issue an unlimited principal amount of additional senior and subordinated notes of the Company in the future without the consent of the holders of the notes.

Use of Proceeds

We estimate that the net proceeds of this offering will be approximately $              million after deducting the underwriting discounts and transaction expenses payable by us. We intend to use the net proceeds from this offering, after the payment of offering expenses, for general corporate purposes, including the potential repayment of outstanding indebtedness, and supporting capital levels at Veritex Community Bank. See "Use of Proceeds" in this prospectus supplement.

Risk Factors

Investing in the notes involves certain risks. See "Risk Factors" beginning on page S-11 of this prospectus supplement, and in the documents incorporated by reference herein and in the accompanying prospectus, for information regarding risk factors you should consider before investing in the notes.

Trustee	UMB Bank, N.A., acts as the trustee under the subordinated indenture pursuant to which the notes will be issued.
Calculation Agent	We will appoint a calculation agent for the notes prior to the commencement of the Floating Rate Period. We will act as the initial calculation agent.
Listing

The notes will not be listed on any securities exchange or included in any automated dealer quotation system. There is no assurance that an active trading market in the notes will develop or exist after the issuance of the notes.

Governing Law	The notes and the subordinated indenture pursuant to which such notes will be issued are governed by, and shall be construed in accordance with, the laws of the State of New York.

 SELECTED FINANCIAL INFORMATION

        The following selected historical consolidated financial information as of and for the six months ended June 30, 2020 and 2019, has been derived from our unaudited consolidated financial statements for such periods, which are incorporated herein by reference, and the following selected consolidated financial information as of and for the years ended December 31, 2019, 2018, 2017, 2016 and 2015 has been derived from our audited consolidated financial statements for the years ended December 31, 2019, 2018 and 2017, each of which is incorporated herein by reference, and our audited consolidated financial statements for the years ended December 31, 2016 and 2015, which are not included or incorporated herein by reference.

        You should read the following financial information relating to us in conjunction with other information contained in this prospectus supplement and the accompanying prospectus, including our consolidated financial statements and related accompanying notes incorporated herein by reference. Our historical results for any prior period are not necessarily indicative of results to be expected in any future period, and our historical results for the six months ended June 30, 2020 are not necessarily indicative of our results to be expected for all of 2020.

	As of and for the Six Months Ended June 30,		As of and for the Year Ended December 31,
	2020	2019	2019	2018	2017	2016	2015
(dollars in thousands except per share)	(unaudited)	(unaudited)
Selected Income Statement Data
Total interest and dividend income	$166,321	$191,401	$378,786	$145,069	$79,552	$46,595	$34,920
Total interest expense	33,159	47,042	93,689	30,045	11,044	5,640	3,461
Net interest income	133,162	144,359	285,097	115,024	68,508	40,955	31,459
Provision for credit losses	47,948	8,347	21,514	6,603	5,114	2,050	868
Provision for unfunded commitments	6,680	—	—	—	—	—	—
Net interest income after provision for credit losses	78,534	136,012	263,583	108,421	63,394	38,905	30,591
Total noninterest income	28,537	14,518	30,080	11,075	7,576	6,503	3,704
Total noninterest expense	75,606	106,889	177,803	69,259	42,789	26,390	21,388
Income tax expense	3,303	9,358	25,121	10,896	13,029	6,467	4,117
Net income	28,162	34,283	90,739	39,341	15,152	12,551	8,790
Preferred stock dividends	—	—	—	—	42	—	98
Per Share Data (Common Stock)
Earnings:
Basic	$0.56	$0.63	$1.71	$1.63	$0.82	$1.16	$0.86
Diluted	0.56	0.62	1.68	1.60	0.80	1.13	0.84
Book value per common share	23.45	22.55	23.32	21.88	20.28	15.73	12.33
Tangible book value per common share(1)	14.71	14.27	14.73	14.74	12.75	13.82	9.59
Selected Period End Balance Sheet Data
Total assets	$8,587,858	$8,010,106	$7,954,937	$3,208,550	$2,945,583	$1,408,507	$1,039,551
Total cash and cash equivalents	160,306	265,822	251,550	84,449	149,044	234,791	71,551
Debt securities available-for-sale, at fair value	1,080,070	987,060	964,365	262,695	228,117	102,559	75,813
Total investments	1,216,274	1,101,367	1,081,393	280,378	238,431	110,018	80,073
Allowance for credit losses	(115,365)	(24,712)	(29,834)	(19,255)	(12,808)	(8,524)	(6,772)
Total loans held for investment, net	6,452,449	5,907,138	5,891,371	2,536,239	2,233,518	991,897	820,567
Other real estate owned	7,716	1,748	5,995	—	449	662	493
Goodwill and other intangible assets	437,545	448,568	443,103	177,343	179,893	29,046	29,275
Noninterest-bearing deposits	1,907,697	1,476,668	1,556,500	626,283	612,830	327,614	301,367
Interest-bearing transaction and savings deposits	2,714,149	2,646,154	2,654,972	1,313,161	1,200,487	660,686	463,227
Certificates and other time deposits	1,503,701	2,042,266	1,682,878	682,984	465,313	131,330	103,816
Subordinated debentures and subordinated notes	140,283	72,486	145,571	16,691	16,689	8,035	8,027
Total stockholders' equity	1,163,749	1,205,293	1,190,797	530,638	488,929	239,088	132,046
Selected Performance Metrics
Return on average assets(2)	0.68%	0.88%	1.14%	1.26%	0.76%	1.06%	0.98%
Return on average equity(2)	4.96	5.79	7.57	7.73	4.54	8.80	6.94
Return on average tangible common equity(2)(3)	9.12	10.26	13.02	12.89	6.27	11.24	4.35
Net interest margin(4)	3.48	4.09	3.97	4.10	3.77	3.72	3.80
Efficiency ratio	46.76	67.28	56.41	54.92	56.24	55.61	60.83
Credit Quality Ratios
Nonperforming assets to total assets	0.62%	0.60%	0.50%	0.77%	0.03%	0.17%	0.05%
Nonperforming loans to total loans	0.80	0.70	0.56	0.97	0.02	0.18	0.08
Allowance for credit losses to total loans held for investment, excluding mortgage warehouse and PPP loans	2.01	0.43	0.50	0.75	0.57	0.86	0.83
Net charge-offs to average loans outstanding	0.03	0.05	0.19	0.01	0.06	0.03	0.01
Capital Ratios
Common equity tier 1 capital to risk-weighted assets	9.66%	11.32%	10.60%	11.80%	12.03%	20.42%	12.48%
Tier 1 capital to average assets	9.16	10.47	10.17	12.04	12.92	16.82	10.75
Tier 1 capital to risk-weighted assets	10.05	11.77	11.02	12.18	12.48	20.72	12.85
Total capital to risk-weighted assets	12.71	12.80	13.10	12.98	13.16	22.02	14.25
Total stockholders' equity to total assets	13.55	15.05	14.97	16.54	16.60	16.97	12.70
Tangible common equity to tangible assets(5)	8.96	10.08	10.01	11.66	11.12	15.23	10.17

(1)
We calculate tangible book value per common share as total stockholders' equity less goodwill and core deposit intangibles, net of accumulated amortization, divided by the number of common shares outstanding. Tangible book value per common share is a financial measure not recognized under U.S. generally accepted accounting principles ("GAAP"), and the most directly comparable financial measure calculated in accordance with GAAP is book value per common share. We believe that this measure is important to many investors who are interested in changes from period to period in book value per common share exclusive of changes in intangible assets. Goodwill and other intangible assets have the effect of increasing total book value while not increasing our tangible book value. A reconciliation of tangible book value to total stockholders' equity is presented below.

(2)
Annualized ratio.

(3)
We calculate return on average tangible common equity as: (a) net income available for common stockholders adjusted for amortization or core deposit intangibles, less tax benefit at the statutory rate, divided by (b) total average stockholders' equity less average goodwill and average core deposit intangibles, net of accumulated amortization. Return on average tangible common equity is a financial measure not recognized under GAAP, and the most directly comparable financial measure calculated in accordance with GAAP is return on average equity. We believe that this measure is important to many investors in the marketplace who are interested in the return on common equity, exclusive of the impact of core deposit intangibles. Goodwill and core deposit intangibles have the effect of increasing total stockholders' equity while not increasing our tangible common equity. This measure is particularly relevant to acquisitive institutions that may have higher balances in goodwill and core deposit intangibles than non-acquisitive institutions. A reconciliation of return on average tangible common equity to return on average equity is presented below.

(4)
Net interest margin is equal to net interest income divided by average interest-earning assets.

(5)
We calculate (a) tangible common equity as total stockholders' equity less goodwill and core deposit intangibles, net of accumulated amortization; (b) tangible assets as total assets less goodwill and core deposit intangibles, net accumulated amortization; and (c) tangible common equity to tangible assets as tangible common equity (as described in clause (a)) divided by tangible assets (as described in clause (b)). Tangible common equity to tangible assets is a non-GAAP financial measure, and the most directly comparable financial measure calculated in accordance with GAAP is total stockholders' equity to total assets. We believe that this measure is important to many investors who are interested in the relative changes from period to period in common equity and total assets, in each case, exclusive of changes in intangible assets. Goodwill and other intangible assets have the effect of increasing both total stockholders' equity and assets while not increasing our tangible common equity or tangible assets. A reconciliation of the ratios of tangible common equity to tangible assets to the ratios of total common equity to total assets is presented below.

Reconciliations of Non-GAAP Financial Measures

        The following information reconciles the following non-GAAP financial measures to the most directly comparable financial measure calculated in accordance with GAAP: (i) our tangible book value per common share, a non-GAAP financial measure, to our book value per common share, a GAAP financial measure; (ii) our return on average tangible common equity, a non-GAAP financial measure, to our return on average equity, a GAAP financial measure; and (iii) our ratio of tangible common equity to tangible assets, a non-GAAP financial measure, to our ratio of total common equity to total assets, a GAAP financial measure.

	June 30,		December 31,
	2020	2019	2019	2018	2017	2016	2015
(in thousands except per share)	(unaudited)	(unaudited)
Tangible Common Equity
Total stockholders' equity	$1,163,749	$1,205,293	$1,190,797	$530,638	$488,929	$239,088	$132,046
Adjustments:
Goodwill	(370,840)	(370,221)	(370,840)	(161,447)	(159,452)	(26,865)	(26,865)
Core deposit intangibles	(62,661)	(72,465)	(67,563)	(11,675)	(22,165)	(2,181)	(2,410)

Tangible Common Equity	$730,248	$762,607	$752,394	$357,516	$307,312	$210,042	$102,771

Common shares outstanding	49,633	53,457	51,064	24,254	24,110	15,195	10,712
Book value per common share	$23.45	$22.55	$23.32	$21.88	$20.28	$15.73	$12.33
Tangible book value per common share	$14.71	$14.27	$14.73	$14.74	$12.75	$13.82	$9.59
Net income available for common stockholders adjusted for amortization of core deposit intangibles
Net income	$28,162	$34,283	$90,739	$39,341	$15,152	$12,551	$8,790
Adjustments:
Plus: Amortization of core deposit intangibles	4,902	4,928	9,830	4,060	1,270	397	347
Less: Tax benefit at the statutory rate	(1,030)	(1,035)	(2,065)	(850)	(445)	(139)	(121)
Net income available for common stockholders adjusted for amortization of core deposit intangibles	$32,034	$38,176	$98,504	$42,542	$15,935	$12,809	$9,016
Average Tangible Common Equity
Total average stockholders' equity	$1,142,626	$1,193,990	$1,198,873	$509,018	$332,935	$142,580	$231,916
Adjustments:
Goodwill	(370,840)	(368,524)	(369,441)	(160,907)	(73,656)	(26,865)	(23,441)
Core deposit intangibles	(65,296)	(75,293)	(72,692)	(18,005)	(5,311)	(1,753)	(1,334)
Average tangible common equity	$706,490	$750,173	$756,740	$330,106	$253,968	$113,962	$207,141
Return on average tangible common equity (annualized)	9.12%	10.26%	13.02%	12.89%	6.27%	11.24%	4.35%
Tangible Assets
Total assets	$8,587,858	$8,010,106	$7,954,937	$3,208,550	$2,945,583	$1,408,507	$1,039,551
Adjustments:
Goodwill	(370,840)	(370,221)	(370,840)	(161,447)	(159,452)	(26,865)	(19,148)
Core deposit intangibles	(62,661)	(72,465)	(67,563)	(11,675)	(22,165)	(2,181)	(2,410)

Tangible Assets	$8,154,357	$7,567,420	$7,516,534	$3,035,428	$2,763,966	$1,379,461	$1,017,993

Tangible common equity to tangible assets	8.96%	10.08%	10.01%	11.78%	11.12%	15.23%	10.10%

RISK FACTORS

        Investing in the notes involves a high degree of risk. Before making an investment decision, you should carefully consider the following risks, as well as those included in our Annual Report on Form 10-K for the year ended December 31, 2019, and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, and all of the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. The realization of any of the matters referenced as risk factors could have a material adverse effect on our business, financial condition, liquidity, results of operation and prospects, and holders of the notes could lose some or all of their investment.

Risks Related to the Notes and this Offering

        For the purposes of this section entitled "Risks Related to the Notes and this Offering," all references to "Veritex Holdings, Inc.," "Veritex," the "Company," "our Company," "we," "us," "our" and "ours" or similar references mean only Veritex Holdings, Inc. and not any of its subsidiaries.

The notes are unsecured and subordinated to our senior indebtedness and to the obligations of our subsidiaries.

        The notes are our subordinated, unsecured obligations and, consequently, are junior in right of payment to all of our secured and unsecured senior indebtedness that we incur in the future. As a result, in the event of the insolvency, bankruptcy, receivership, liquidation or other marshalling of the assets and liabilities of the Company, the holders of the senior indebtedness would be entitled to have the senior indebtedness paid in full prior to the holders of the notes receiving any payment of principal of, or interest on, the notes. In addition, if a default in the payment of principal of, or interest on, any senior indebtedness occurs and is continuing past any applicable grace period or if any event of default occurs and is continuing with respect to any senior indebtedness or would occur with respect to any senior indebtedness if we pay the principal of, or any interest on, the notes and that event of default would allow the holders of such senior indebtedness to accelerate the maturity of such senior indebtedness, we may not pay the principal of, or any interest on, the notes until such default or event of default with respect to the senior indebtedness is cured or waived or otherwise ceases to exist. The subordinated indenture, which governs the notes, does not limit the amount of additional indebtedness or senior indebtedness that we may incur or the amount of indebtedness that our subsidiaries, including Veritex Community Bank, may incur.

        As a consequence of the subordination of the notes to our senior indebtedness, an investor in the notes might lose all or some of its investment should we liquidate or become insolvent. In such an event, our assets would be available to pay the principal of and accrued and unpaid interest on the notes only after all of our senior indebtedness has been paid in full. Moreover, we could issue other subordinated debt securities that would rank equally in right of payment to the notes. In the event of our liquidation or any liquidation, reorganization or other insolvency proceedings under the U.S. Bankruptcy Code or any other insolvency law, the notes, together with such other subordinated debt securities and any of our other general, unsecured obligations that do not constitute senior indebtedness and rank equally with the notes will share pro rata in our assets remaining for payment of such obligations after we have paid all of our senior indebtedness in full.

The notes will be structurally subordinated to the obligations of Veritex Community Bank and our other subsidiaries, and the holders of those obligations will be entitled to receive payment in full of those obligations before we participate in any distribution of the assets of Veritex Community Bank and our other subsidiaries in the event of their liquidation or insolvency.

        The notes are obligations exclusively of Veritex and are not obligations of Veritex Community Bank. Veritex Community Bank is a separate and distinct legal entity from us, will not be an obligor with respect to the notes, will not guarantee the payment of the notes and will have no obligation to pay any amounts to us, including any dividends or other distributions, or to provide Veritex with funds to meet or discharge our obligations or liabilities, including the notes. Our rights and the rights of our creditors, including the holders of the notes, to participate in any distribution of the assets of Veritex Community Bank (either as a shareholder or as a creditor), upon a liquidation, reorganization, insolvency or receivership of Veritex Community Bank (and the consequent right of the holders of the notes to participate in those assets after repayment of our senior indebtedness), will be subject to the claims of the creditors of Veritex Community Bank, including depositors of Veritex Community Bank. As a consequence of the foregoing, the notes will be effectively structurally subordinate to all of the obligations and liabilities of Veritex Community Bank and our other subsidiaries.

Regulatory guidelines may restrict our ability to pay the principal of, and accrued and unpaid interest on, the notes, regardless of whether we are the subject of an insolvency proceeding.

        As a bank holding company, our ability to pay the principal of, and interest on, the notes is subject to the guidelines of the Federal Reserve Board regarding capital adequacy. We intend to treat the notes as "Tier 2 capital" of the Company under the Federal Reserve Board's regulatory capital rules and guidelines. Pursuant to federal law and the Federal Reserve Board regulations, a bank holding company is required to act as a source of financial and managerial strength to each of its banking subsidiaries and commit resources to their support, including the guarantee of capital plans of an undercapitalized bank subsidiary. Such support may be required at times when a holding company may not otherwise be inclined to provide it. We may be unable to pay accrued interest on the notes on one or more of the scheduled interest payment dates or at any other time or the principal of the notes at the maturity of the notes.

        If Veritex were to be the subject of a bankruptcy proceeding under Chapter 11 of the U.S. Bankruptcy Code, the bankruptcy trustee would be deemed to have assumed and would be required to cure immediately any deficit under any commitment we have to any of the federal banking agencies to maintain the capital of Veritex Community Bank and any other insured depository institution for which we have such a responsibility, and any claim for breach of such obligation would generally have priority over most other unsecured claims.

We may not be able to generate sufficient cash to service all of our debt, including the notes. We depend primarily on cash dividends from our subsidiary, Veritex Community Bank, to meet our cash obligations. Failure of Veritex Community Bank to pay sufficient cash dividends to us would prevent us from paying interest on the notes or the principal of the notes at maturity.

        Veritex is a holding company and reports financial information on a consolidated basis with its subsidiaries. Substantially all of the assets of the consolidated companies are owned by our subsidiaries, in particular, Veritex Community Bank. Dividends from Veritex Community Bank provide a substantial portion of Veritex's cash flow and are the source of the funds that we will use to pay interest on the notes. Various regulatory provisions limit the amount of dividends Veritex Community Bank can pay to Veritex without regulatory approval. In certain cases, regulatory authorities may even prohibit Veritex Community Bank from paying dividends to Veritex. Moreover, the terms of the notes do not provide for us to make payments into any sinking fund with respect to the notes out of which the principal of, or accrued and unpaid interest on, the notes could be paid. If Veritex Community Bank cannot pay dividends to us for any period as a result of any regulatory limitation or prohibition or cannot, for any other reason, pay dividends in an amount sufficient for us to pay the principal of, or accrued and unpaid interest on, the notes, we would be unable to pay the interest on or principal of the notes unless we are able to borrow funds from other sources or sell additional securities of Veritex to obtain funds necessary to make one or more such payments of accrued and unpaid interest on, and to pay the principal of, the notes. We may not be able to obtain future borrowings in an amount sufficient to enable us to pay our debt, or to fund our other liquidity needs or to refinance any of our debt when needed (including, without limitation, upon commencement of the Floating Rate Period) on commercially reasonable terms or at all. Veritex Community Bank paid Veritex approximately $26.8 million and approximately $17.3 million in dividends during the year ended December 31, 2019, and the six months ended June 30, 2020, respectively. We paid interest of $13.9 million and $9.5 million on our outstanding indebtedness in the year ended December 31, 2019, and the six months ended June 30, 2020, respectively.

There is no established trading market for the notes, which could make it more difficult for you to sell your notes and could adversely affect the price of the notes in any trading market that develops in the notes following the offering.

        The notes constitute a new issue of securities for which no established trading market exists. Consequently, it may be difficult for you to sell your notes. We do not intend to list the notes on any securities exchange or to apply to have the notes quoted on any automated dealer quotation system. A market for the notes may not develop, and if such a market does develop, such market may not continue to exist or provide liquidity for the notes following the offering or provide a market at prices for the notes acceptable to investors.

The amount of interest payable on the notes will vary from interest period to interest period after                         , 2025.

        From and including                        , 2025 to, but excluding, the maturity date (unless redeemed prior to                        , 2025 such date), the notes will bear interest at a floating rate per annum equal to the Benchmark (which is expected to be Three-Month Term SOFR) (each subject to the provisions described under "Description of the Notes—Interest" in this prospectus supplement), plus        basis points, payable quarterly in arrears on each        ,         ,        and        of each year, commencing on        , 2026. Notwithstanding the foregoing, if the Benchmark is less than zero, the Benchmark shall be deemed to be zero. Because the Benchmark is a floating rate, the interest rate on the notes will vary from floating rate interest period to floating rate interest period after            , 2025. The interest rate that is determined on the relevant determination date will apply to the entire interest period following such determination date, even if the Benchmark increases during that period.

        Floating rate notes bear additional significant risks not associated with fixed rate debt securities. These risks include fluctuation of the interest rates and the possibility that you will receive an amount of interest that is lower than expected. We have no control over a number of matters that may impact prevailing interest rates, including, without limitation, economic, financial, and political events that are important in determining the existence, magnitude, and longevity of market volatility, and other risks and their impact on the value of, or payments made on, the notes. In recent years, interest rates have been volatile, and that volatility may occur in the future.

Any failure of Secured Overnight Funding Rate ("SOFR") to gain market acceptance could adversely affect holders of the notes.

        The interest rate during the Floating Rate Period will be determined using Three-Month Term SOFR (unless a Benchmark Transition Event and its related Benchmark Replacement Date occur). SOFR may fail to gain market acceptance. SOFR was developed for use in certain U.S. dollar derivatives and other financial contracts as an alternative to LIBOR in part because it is considered to be a good representation of general funding conditions in the overnight U.S. Treasury repo market. However, as a rate based on transactions secured by U.S. Treasury securities, it does not measure bank-specific credit risk and, as a result, is less likely to correlate with the unsecured short-term funding costs of banks. This may mean that market participants would not consider SOFR to be a comparable substitute or successor for all of the purposes for which LIBOR historically has been used (including, without limitation, as a representation of the unsecured short-term funding costs of banks), which may, in turn, lessen its market acceptance. Any failure of SOFR to gain market acceptance could adversely affect the yield on, value of, and market for the notes.

Investors should not rely on indicative or historical data concerning SOFR.

        The interest rate during the Floating Rate Period will be determined using Three-Month Term SOFR (unless a Benchmark Transition Event and its related Benchmark Replacement Date occur with respect to Three-Month Term SOFR, in which case the rate of interest will be based on the next-available Benchmark Replacement, which is Compounded SOFR). In the following discussion of SOFR, when we refer to the notes, we mean the notes at any time during the Floating Rate Period when the interest rate on the notes is or will be determined based on SOFR, including Three-Month Term SOFR.

        SOFR is published by the Federal Reserve Bank of New York ("FRBNY") and is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities. FRBNY reports that SOFR includes all trades in the Broad General Collateral Rate, plus bilateral U.S. Treasury repurchase agreement ("repo") transactions cleared through the delivery-versus-payment service offered by the Fixed Income Clearing Corporation (the "FICC"), a subsidiary of DTC. SOFR is filtered by FRBNY to remove a portion of the foregoing transactions considered to be "specials." According to FRBNY, "specials" are repos for specific-issue collateral which take place at cash-lending rates below those for general collateral repos because cash providers are willing to accept a lesser return on their cash in order to obtain a particular security.

        FRBNY reports that SOFR is calculated as a volume-weighted median of transaction-level tri-party repo data collected from The Bank of New York Mellon, which currently acts as the clearing bank for the tri-party repo market, as well as General Collateral Finance Repo transaction data and data on bilateral U.S. Treasury repo transactions cleared through the FICC's delivery-versus-payment service.

        FRBNY states that it obtains information from DTCC Solutions LLC, an affiliate of DTC. FRBNY currently publishes SOFR daily on its website. FRBNY states on its publication page for SOFR that use of SOFR is subject to important disclaimers, limitations, and indemnification obligations, including that FRBNY may alter the methods of calculation, publication schedule, rate revision practices, or availability of SOFR at any time without notice.

        FRBNY started publishing SOFR in April 2018. FRBNY has also started publishing historical indicative SOFRs dating back to 2014, although such historical indicative data inherently involves assumptions, estimates and approximations. Investors should not rely on such historical indicative data or on any historical changes or trends in SOFR as an indicator of the future performance of SOFR.

SOFR may be more volatile than other benchmark or market rates.

        Since the initial publication of SOFR, daily changes in the rate have, on occasion, been more volatile than daily changes in comparable benchmark or market rates, and SOFR over time may bear little or no relation to the historical actual or historical indicative data. In addition, the return on and value of the notes may fluctuate more than floating rate securities that are linked to other rates.

Changes in SOFR could adversely affect holders of the notes.

        Because SOFR is published by FRBNY based on data received from other sources, we have no control over its determination, calculation, or publication. There is no assurance that SOFR will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of investors in the notes. If the manner in which SOFR is calculated is changed, that change may result in a reduction in the amount of interest that accrues on the notes during the Floating Rate Period, which may adversely affect the trading prices of the notes. Further, if the Benchmark on the notes during the Floating Rate Period on any determination date declines to zero or becomes negative, the Benchmark will be deemed to equal zero. In addition, once the Benchmark for the notes for each floating rate interest period during the Floating Rate Period is determined by the calculation agent on the determination date, interest on the notes shall accrue at such Benchmark plus      basis points per annum for the applicable floating rate interest period and will not be subject to change during such interest period. There is no assurance that changes in SOFR will not have a material adverse effect on the yield on, value of, and market for the notes.

The interest rate for the notes during the Floating Rate Period may be determined based on a rate other than Three-Month Term SOFR.

        Under the terms of the notes, the interest rate on the notes for each floating rate interest period during the Floating Rate Period will be based on Three-Month Term SOFR, a forward-looking term rate for a tenor of three months that will be based on SOFR. Three-Month Term SOFR does not currently exist and is currently being developed under the sponsorship of the Alternative Reference Rates Committee. There is no assurance that the development of Three-Month Term SOFR, or any other forward-looking term rate based on SOFR, will be completed. Uncertainty surrounding the development of forward-looking term rates based on SOFR could have a material adverse effect on the return on, value of, and market for the notes. If, at the commencement of the Floating Rate Period for the notes, the Relevant Governmental Body (as defined in "Description of the Notes" below) has not selected or recommended a forward-looking term rate for a tenor of three months based on SOFR, the development of a forward-looking term rate for a tenor of three months based on SOFR that has been recommended or selected by the Relevant Governmental Body is not complete or the calculation agent determines that the use of a forward-looking rate for a tenor of three months based on SOFR is not administratively feasible, then the next-available Benchmark Replacement under the benchmark transition provisions will be used to determine the interest rate on the notes during the Floating Rate Period (unless a Benchmark Transition Event and its related Benchmark Replacement Date occur with respect to that next-available Benchmark Replacement).

        Under the terms of the notes, the calculation agent is expressly authorized to make determinations, decisions, or elections with respect to technical, administrative, or operational matters that it decides are appropriate to reflect the use of Three-Month Term SOFR as the interest rate basis for the notes, which are defined in the terms of the notes as "Three-Month Term SOFR Conventions." For example, assuming that a form of Three-Month Term SOFR is developed, it is not currently known how or by whom rates for Three-Month Term SOFR will be published. Accordingly, the calculation agent will need to determine the manner and timing for its determination of the applicable Three-Month Term SOFR during the Floating Rate Period. The determination and implementation of any Three-Month Term SOFR Conventions could result in adverse consequences to the amount of interest that accrues on the notes during the Floating Rate Period, which could adversely affect the return on, value of, and market for the notes.

Any Benchmark Replacement may not be the economic equivalent of Three-Month Term SOFR.

        Under the benchmark transition provisions of the notes, if the calculation agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR, then the floating interest rate on the notes for such interest period and all subsequent floating rate interest periods during the Floating Rate Period will be determined using the next-available Benchmark Replacement (which may include a related Benchmark Replacement Adjustment) plus      basis points. However, the Benchmark Replacement may not be the economic equivalent of Three-Month Term SOFR. For example, Compounded SOFR, the first-available Benchmark Replacement, is the compounded average of the daily SOFR calculated in arrears, while Three-Month Term SOFR is intended to be a forward-looking rate with a tenor of three months. In addition, very limited market precedent exists for securities that use Compounded SOFR as the rate basis, and the method for calculating Compounded SOFR in those precedents varies. Further, the ISDA Fallback Rate (as defined under "Description of the Notes"), which is another Benchmark Replacement, has not yet been established and may change over time.

A change in the Benchmark may be treated as a significant modification of the notes for tax purposes, which could result in taxable gain or loss to holders.

        If a term of the notes, such as the interest rate, is altered and the degree to which the notes are altered is economically significant, the notes will be treated as exchanged for the modified notes for federal tax purposes. A deemed exchange of the notes could result in gain or loss to the holders. Thus, if the Benchmark is replaced with a rate other than the Three-Month Term SOFR, such replacement could adversely affect the holders of the notes.

The implementation of Benchmark Replacement Conforming Changes could adversely affect holders of the notes.

        Under the benchmark transition provisions of the notes, if Three-Month Term SOFR has been discontinued or if a particular Benchmark Replacement or Benchmark Replacement Adjustment cannot be determined, then the next-available Benchmark Replacement or Benchmark Replacement Adjustment will apply. These replacement rates and adjustments may be selected or formulated by: (i) the Relevant Governmental Body determining Compounded SOFR, (ii) the Relevant Governmental Body that selects or recommends the alternative rate for the then-current Benchmark for the applicable Corresponding Tenor, (iii) the International Swaps and Derivatives Association ("ISDA"), or (iv) in certain circumstances, the calculation agent (which will initially be the Company). In addition, the benchmark transition provisions expressly authorize the calculation agent to make certain changes, which are defined in the terms of the notes as "Benchmark Replacement Conforming Changes," with respect to, among other things, the determination of floating rate interest periods, and the timing and frequency of determining rates and making payments of interest. The application of a Benchmark Replacement and Benchmark Replacement Adjustment, and any implementation of Benchmark Replacement Conforming Changes, could result in adverse consequences to the amount of interest that accrues on the notes during any floating rate interest period during the Floating Rate Period, which could adversely affect the yield on, value of, and market for the notes. Further, there is no assurance that the characteristics of any Benchmark Replacement will be similar to the then-current Benchmark that it is replacing or that any Benchmark Replacement will produce the economic equivalent of the then-current Benchmark that it is replacing.

Any market for SOFR-linked debt securities may be illiquid or unpredictable.

        Since SOFR is a relatively new market index, SOFR-linked debt securities likely will have no established trading market when issued, and an established trading market may never develop or be sustained and, even if a trading market does develop, it may be illiquid. Market terms for debt securities indexed to SOFR, such as the spread over the index reflected in interest rate provisions, may evolve over time, and trading prices of the notes may be lower than those of later-issued SOFR-linked debt securities as a result. Similarly, if SOFR does not prove to be widely used in securities similar to the notes, the trading price of the notes may be lower than those of debt securities linked to such rates that are more widely used. Debt securities indexed to SOFR (as the notes will be) may not be able to be sold at all or may not be able to be sold at prices that will provide a yield comparable to similar investments that have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk. The manner of adoption or application of reference rates based on SOFR in the bond and equity markets may differ materially compared with the application and adoption of SOFR in other markets, such as the derivatives and loan markets. You should carefully consider how any potential inconsistencies between the adoption of reference rates based on SOFR across these markets may impact any hedging or other financial arrangements which you may put in place in connection with any acquisition, holding or disposal of the notes.

We will act as the initial calculation agent and may have economic interests adverse to the interests of the holders of the notes.

        The calculation agent will determine the interest rate during the Floating Rate Period. We will act as the initial calculation agent for the notes, and we cannot assure you that we will appoint an independent third-party calculation agent at any time. Any exercise of discretion by us under the terms of the notes, including, without limitation, any discretion exercised by us or by an affiliate acting as calculation agent, could present a conflict of interest. In making the required determinations, decisions, and elections, we or an affiliate of ours acting as calculation agent may have economic interests that are adverse to the interests of the holders of the notes, and those determinations, decisions, or elections could have a material adverse effect on the yield on, value of, and market for the notes. All determinations, decisions, or elections by us, or by us or an affiliate acting as calculation agent, under the terms of the notes will be conclusive and binding absent manifest error.

You will have no rights against the publishers of the Benchmark.

        You will have no rights against any person publishing Benchmarks, even though the amount you receive on each interest payment date after                         , 2025 will depend on the level of the Benchmark quoted for each floating rate interest period. The publishers of any Benchmark are not in any way involved in this offering and have no obligations relating to the notes or the holders of the notes.

Because the notes may be redeemed, under certain circumstances, prior to their maturity, you may be subject to reinvestment risk.

        We will have the right, subject to the receipt of any required approval of the Federal Reserve Board, to redeem the notes at our option (i) in whole or in part on any interest payment date on or after                        , 2025 and (ii) in whole, but not in part, upon or after the occurrence of certain events as described under "Description of the Notes—Optional Redemption and Redemption Upon Special Events," in each case at a redemption price equal to 100% of the principal amount of the notes, plus unpaid interest, if any, accrued thereon to but excluding the date of redemption. If the interest payable on the notes on or after                        , 2025 is higher than the yield payable in respect of a comparable issuer and security, it is more likely that we would exercise our optional right to redeem the notes on or after                        , 2025 and prior to their stated maturity. Any such redemption may have an adverse effect on the income and return otherwise receivable on an investment in the notes by reducing the term of such investment. If an early redemption occurs, you may not be able to reinvest the proceeds from such redemption in a comparable issuer and security at the same or higher yield relative to the notes.

The notes contain limited events of default, and the remedies available thereunder are limited.

        As described in "Description of the Notes—Events of Default; Limitation on Suits," the notes contain limited events of default and remedies. As a result of our intent to treat all of the notes as Tier 2 capital after the consummation of the offering of the notes, the ability of the trustee under the indenture that governs the notes and the holders of the notes to accelerate the maturity of and our obligation to pay immediately the principal of, and any accrued and unpaid interest on, the notes will be limited to the events of default that occur upon the entry of a decree or order for relief in respect of the Company by a court having jurisdiction in the premises in an involuntary proceeding under applicable bankruptcy, insolvency or reorganization law, including Chapter 7 (liquidation) or Chapter 11 (reorganization) of the U.S. Bankruptcy Code, as now or hereafter in effect, and such decree or order having continued unstayed and in effect for a period of 60 consecutive days or if the Company commences a bankruptcy or insolvency proceeding or consents to the entry of an order in an involuntary proceeding under any applicable bankruptcy, insolvency or reorganization law, including Chapter 7 (liquidation) or Chapter 11 (reorganization) of the U.S. Bankruptcy Code, as now or hereafter in effect. Consequently, neither the trustee nor any holder of notes has or will have the right to accelerate the maturity of the notes in the case of our failure to pay the principal of, or interest on, the notes or our nonperformance of any other covenant or warranty under the notes or the indenture, but the holders of our senior indebtedness are not and will not be subject to limitations of that type. If the holders of our senior indebtedness are able to accelerate the maturity of some or all of our senior indebtedness at a time when a noninsolvency default has occurred, but an insolvency default has not occurred with respect to the notes, such holders of our senior indebtedness may be able to accelerate the maturity of, and pursue the payment in full of, that senior indebtedness while the holders of the notes would be unable to pursue similar remedies with respect to the notes.

No limit or restriction exists on the amount or type of further securities or indebtedness that we may issue, incur or guarantee, and the indenture governing the notes does not contain any financial covenants.

        Neither the indenture nor the notes contain any covenants prohibiting us from, or limiting our right to, incur additional indebtedness or obligations that rank senior in right of payment to, or pari passu with, the notes, to grant liens on our assets to secure our indebtedness or other obligations, to repurchase our stock or other securities, including any of the notes or any of our other outstanding debt securities, or to pay dividends or make other distributions to our shareholders. We expect that we will from time to time incur additional indebtedness and other liabilities. The issuance or guarantee of any such securities or the incurrence of any such other liabilities may reduce the amount, if any, recoverable by holders of the notes in any reorganization or any liquidation or winding up under the Bankruptcy Code or otherwise of Veritex and may limit Veritex's ability to meet its obligations under the notes. In addition, neither the indenture nor the notes contain any restriction on Veritex's ability to issue securities that may have preferential rights to the notes or securities with provisions similar to or different from the provisions of the indenture under which the notes are issued.

        In addition, there are no financial covenants in the indenture governing the notes. In addition, neither the indenture nor the notes contain any provision that would provide protection to the holders of the notes against a sudden and dramatic decline in our credit quality, including resulting from a merger, takeover, recapitalization or similar restructuring or other events involving us or our subsidiaries that may adversely affect our credit quality.

The market value of the notes may be influenced by unpredictable factors.

        Certain factors, many of which are beyond our control, will influence the value of the notes and the price, if any, at which securities dealers and others may be willing to purchase or sell the notes in any secondary market for the notes, including, but not limited to:

  •
  our creditworthiness, financial performance and financial condition from time to time;

  •
  prevailing interest rates;

  •
  supply and demand for the notes;

  •
  economic, financial, political or regulatory events or judicial decisions that affect us or the financial markets generally, including the introduction of any financial transactions tax;

  •
  the market for similar securities;

  •
  changes in our published credit ratings; and

  •
  the trading price of our common stock.

        Accordingly, if an investor in the notes sells those notes in the secondary market, it may not be able to obtain a price that will provide it with a desired yield, a price equal to the principal amount of the notes or a price equal to the price that the investor paid for the notes.

The notes are not insured or guaranteed by the FDIC or any other governmental agency.

        The notes are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the FDIC or any other governmental agency or instrumentality.

USE OF PROCEEDS

        We expect that the net proceeds from this offering to us, after the underwriting discounts and estimated offering expenses payable by us, will be approximately $             million.

        We intend to use the net proceeds from this offering, after the payment of offering expenses, for general corporate purposes, including the potential repayment of outstanding indebtedness, and supporting capital levels at Veritex Community Bank.

        Our management will have broad discretion in the application of the net proceeds from this offering, and investors will be relying on the judgment of our management with regard to the use of these net proceeds. Pending the use of the net proceeds from this offering as described above, we may invest the net proceeds in short-term, investment-grade, interest-bearing instruments.

 CAPITALIZATION

        You should read this information together with our consolidated historical financial statements and the related notes thereto incorporated by reference into this prospectus supplement and the accompanying prospectus.

        The following table sets forth our cash and cash equivalents and capitalization, including regulatory capital ratios, on a consolidated basis, as of June 30, 2020, on an actual basis as of that date and as adjusted to give effect to this offering, taking into account the expected net proceeds of such offering to us (after deducting the underwriting discounts and estimated offering expenses payable by us):

	As of June 30, 2020
(Dollars in thousands, except per share amounts) (unaudited)	Actual	As Adjusted for this Offering
Cash and cash equivalents
Cash and due from banks	$70,203	$
Interest bearing deposits in other banks	90,103		90,103

Total cash and cash equivalents	$160,306	$

Debt:
% Fixed-to-Floating Rate Subordinated Notes due 2030	—	$
8.50% Fixed-to-Floating Rate Subordinated Notes due 2026	34,979		34,979
4.75% Fixed-to-Floating Rate Subordinated Notes due 2029	75,169		75,169
Junior subordinated debentures	30,135		30,135
Accounts payable and other liabilities	64,625		64,625
Accrued interest payable	4,088		4,088
Advances from Federal Home Loan Bank	1,087,794		1,087,794
Securities sold under agreements to repurchase	1,772		1,772

Total Debt	$1,298,562	$

Stockholders' equity:
Common stock, $0.01 par value; 75,000,000 shares authorized; 55,447,669 issued; 49,632,747 outstanding	$555		$555
Additional paid-in capital	1,122,063		1,122,063
Retained earnings	143,277		143,277
Accumulated other comprehensive income	42,014		42,014
Treasury stock, 5,814,922 shares at cost	(144,160)		(144,160)

Total stockholders' equity	$1,163,749		$1,163,749

Capital Ratios:
Common equity Tier 1 capital to risk-weighted assets	9.66%
Tier 1 capital to average assets	9.16
Tier 1 capital to risk-weighted assets	10.05
Total capital to risk-weighted assets	12.71

 DESCRIPTION OF THE NOTES

        We will issue the notes under the subordinated indenture (the "subordinated indenture"), dated as of                , 2020, between Veritex Holdings, Inc., as the issuer, and UMB Bank, N.A., as the trustee, as amended and supplemented by a first supplemental indenture (the "first supplemental indenture"), dated as of                 , 2020 (which will establish the notes). We refer to the subordinated indenture, as amended and supplemented by the first supplemental indenture, as the indenture, and we refer to UMB Bank, N.A., in its capacity as the trustee under the indenture, as the trustee. The notes will be issued under and governed by the indenture. You may request copies of the subordinated indenture and the first supplemental indenture from us as described under "Where You Can Find More Information" in the accompanying prospectus. The following description of the terms of the notes supplements, and, to the extent it is inconsistent therewith, replaces, the summary of certain provisions of our debt securities set forth in the accompanying prospectus, to which description reference is hereby made. The following summary of certain provisions of the notes in this prospectus supplement and the summary of certain provisions of our debt securities in the accompanying prospectus do not purport to be complete and are subject to and qualified in their entirety by reference to all of the provisions of the notes and the indenture, including the definitions of certain terms used in the notes and the indenture. We urge you to read these documents because they, and not this description, define your rights as a holder of the notes.

        For the purposes of this "Description of the Notes," all references to "Veritex," the "Company," "our Company," "we," "us," "our" and "ours" or similar references mean only Veritex Holdings, Inc. and not any of its subsidiaries.

General

        The notes will be unsecured, subordinated obligations of the Company and will mature on                , 2030 unless redeemed prior to such date in accordance with the provisions set forth below under "—Optional Redemption and Redemption Upon Special Events." The notes will be issued and may be transferred only in denominations of $1,000 or any amount in excess thereof that is an integral multiple of $1,000.

        Unless previously redeemed prior to maturity, we will repay the notes at 100% of their principal amount, together with accrued and unpaid interest thereon to, but excluding, the maturity date, at their maturity. We will pay principal of and interest on the notes in U.S. dollars.

        The notes will constitute our unsecured debt obligations and will rank equally among themselves and with our 8.50% Fixed-to-Floating Rate Subordinated Notes due 2026 ("2026 notes") and our 4.75% Fixed-to-Floating Rate Subordinated Notes due 2029 ("2029 notes"), and will rank junior in right of payment to our senior indebtedness as described below in "—Subordination of the Notes." No sinking fund will exist for the notes, and no sinking fund payments will be made with respect to the notes. The notes will not be convertible into or exchangeable for any other securities or property. The notes will not be subject to defeasance or covenant defeasance. Except as described below under "—Clearance and Settlement," the notes will be issued only in book-entry form and will be represented by one or more global notes registered in the name of Cede & Co., as the nominee of DTC. See "—Clearance and Settlement" below.

        The notes are a part of a series of our subordinated debt securities that will be established under the subordinated indenture upon the execution by us and the trustee of the first supplemental indenture. We may, from time to time, without notice to, or the consent of, the holders of the notes, issue additional notes ranking equally with the notes and identical to the notes previously issued in all respects (except for the issue date, the offering price, the payment of interest accruing prior to the issue date of such additional notes and the first payment of interest following the issue date of such additional notes) in order that such additional notes may be consolidated and form a single series with the notes and have the same terms as to status, redemption or otherwise as the notes. However, any additional notes of the series of which the notes are a part that are issued and are not fungible with the outstanding notes of such series for U.S. federal income tax purposes will be issued under one or more separate CUSIP numbers and ISIN numbers. No limit exists on the aggregate principal amount of the notes of this series that we may issue in the future.

        The indenture contains no covenants or restrictions restricting the incurrence of indebtedness or other obligations by us or by our subsidiaries, including Veritex Community Bank. The indenture contains no financial covenants requiring us to achieve or maintain any minimum financial results relating to our financial position or results of operations or meet or exceed any financial ratios, as a general matter or in order to incur additional indebtedness or obligations, or to maintain any reserves. Moreover, neither the indenture nor the notes contain any covenants prohibiting us from, or limiting our right to, incur additional indebtedness or obligations, to grant liens on our assets to secure our indebtedness or other obligations that are senior in right of payment to the notes, to repurchase our stock or other securities, including any of the notes, or to pay dividends or make other distributions to our shareholders. In addition, neither the indenture nor the notes contain any provision that would provide protection to the holders of the notes against a sudden and dramatic decline in our credit quality, including resulting from a merger, takeover, recapitalization or similar restructuring or other events involving us or our subsidiaries that may adversely affect our credit quality.

        The notes and the indenture are governed by and shall be construed in accordance with the laws of the State of New York.

        The notes are not deposits in Veritex Community Bank and are not insured or guaranteed by the FDIC or any other government agency or instrumentality. The notes are solely obligations of the Company and are neither obligations of, nor guaranteed by, Veritex Community Bank or any of our other subsidiaries or affiliates.

        No recourse will be available for the payment of principal of or interest on any note, for any claim based thereon, or otherwise in respect thereof, against any incorporator, shareholder, employee, agent, officer or director, as such, past, present or future, of ours or of any successor entity, it being expressly understood that all such liability is waived and released as a condition of, and as a consideration for, the execution of the first supplemental indenture and the issuance of the notes.

Payment of Principal and Interest

        Payment of the full principal amount of the notes will be due on                , 2030, or the maturity date, unless the notes are redeemed prior to the maturity date.

Fixed Rate Period

        From and including the date of issuance to, but excluding,                , 2025 (unless redeemed prior to such date as contemplated below under "—Optional Redemption and Redemption Upon Special Events"), which we refer to as the "Fixed Rate Period," the notes will bear interest at a rate of        % per year. During the Fixed Rate Period, interest on the notes will accrue from and including                , 2020, and will be payable semiannually in arrears on                and                of each year during the Fixed Rate Period, each a "Fixed Period Interest Payment Date," commencing on                , 2021. During the Fixed Rate Period, interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward. The interest payable on the notes on any Fixed Period Interest Payment Date will, except as noted below, be paid to the person in whose name the notes are registered at the close of business on                or                (whether or not a business day (as defined below)) immediately preceding the Fixed Period Interest Payment Date. If any Fixed Period Interest Payment Date for the notes or the date for the payment of principal for the notes occurring during the

Fixed Rate Period falls on a day that is not a business day, the Company will postpone the interest or principal payment to the next succeeding business day, but the payments made on such dates will be treated as being made on the date that the payment was first due and the holders of the notes will not be entitled to any further interest, principal or other payments with respect to such postponements.

Floating Rate Period

        From and including                , 2025 to, but excluding, the maturity date (unless redeemed prior to such date as contemplated below under "—Optional Redemption and Redemption Upon Special Events,"), which we refer to as the "Floating Rate Period," the notes will bear interest at a floating rate per year equal to the Benchmark (which is expected to be Three-Month Term SOFR), plus                basis points. Notwithstanding the foregoing, if the Benchmark is less than zero, the Benchmark shall be deemed to be zero.

        During the Floating Rate Period, interest on the notes will accrue from and including                , 2025 and will be payable quarterly in arrears on                ,                ,                 and                of each year (each a "Floating Period Interest Payment Date" and, together with any Fixed Period Interest Payment Date, an "Interest Payment Date"), commencing on                 , 2026, and interest will be computed on the basis of a 360-day year and the actual number of days elapsed. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward.

        For the purpose of calculating the interest on the notes for each floating rate interest period during the Floating Rate Period when the Benchmark is Three-Month Term SOFR, "Three-Month Term SOFR" means the rate for Term SOFR for a tenor of three months that is published by the Term SOFR Administrator at the Reference Time for any floating rate interest period, as determined by the calculation agent after giving effect to the Three-Month Term SOFR Conventions. All percentages used in or resulting from any calculation of Three-Month Term SOFR shall be rounded, if necessary, to the nearest one-hundred-thousandth of a percentage point, with 0.000005% rounded up to 0.00001%. When we use the term "floating rate interest period" we mean the period from and including the immediately preceding Floating Period Interest Payment Date in respect of which interest has been paid or duly provided for, to, but excluding, the applicable Floating Period Interest Payment Date or maturity date or date of earlier redemption, if applicable (except that the first floating rate interest period will commence on                , 2025). See "Calculation Agent."

        The following definitions apply to the foregoing definition of Three-Month Term SOFR:

        "Benchmark" means, initially, Three-Month Term SOFR; provided that, if the calculation agent determines on or prior to the Reference Time for any floating rate interest period that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR or the then-current Benchmark, then "Benchmark" means the applicable Benchmark Replacement for such floating rate interest period and any subsequent floating rate interest periods.

        "Corresponding Tenor" means (i) with respect to Term SOFR, three months, and (ii) with respect to a Benchmark Replacement, a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.

        "FRBNY's Website" means the website of the Federal Reserve Bank of New York (the "FRBNY") at http://www.newyorkfed.org, or any successor source. The foregoing Internet website is an inactive textual reference only, meaning that the information contained on the website is not part of this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein.

        "Reference Time" with respect to any determination of the Benchmark means (i) if the Benchmark is Three-Month Term SOFR, the time determined by the calculation agent after giving effect to the Three-Month Term SOFR Conventions, and (ii) if the Benchmark is not Three-Month Term SOFR, the time determined by the calculation agent after giving effect to the Benchmark Replacement Conforming Changes.

        "Relevant Governmental Body" means the Federal Reserve Board and/or the FRBNY, or a committee officially endorsed or convened by the Federal Reserve Board and/or the FRBNY or any successor thereto.

        "SOFR" means the secured overnight financing rate published by the FRBNY, as the administrator of the Benchmark (or any successor administrator), on the FRBNY's Website.

        "Term SOFR" means the forward-looking term rate for the applicable Corresponding Tenor based on SOFR that has been selected or recommended by the Relevant Governmental Body.

        "Term SOFR Administrator" means any entity designated by the Relevant Governmental Body as the administrator of Term SOFR (or any successor administrator).

        "Three-Month Term SOFR Conventions" means any determination, decision, or election with respect to any technical, administrative, or operational matter (including with respect to the manner and timing of the publication of Three-Month Term SOFR, or changes to the definition of "floating rate interest period," timing and frequency of determining Three-Month Term SOFR with respect to each floating rate interest period and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the calculation agent determines may be appropriate to reflect the use of Three-Month Term SOFR as the Benchmark in a manner substantially consistent with market practice (or, if the calculation agent determines that adoption of any portion of such market practice is not administratively feasible or if the calculation agent determines that no market practice for the use of Three-Month Term SOFR exists, in such other manner as the calculation agent determines is reasonably necessary).

        The terms "Benchmark Replacement Conforming Changes," "Benchmark Replacement Date," "Benchmark Replacement," "Benchmark Replacement Adjustment," and "Benchmark Transition Event" have the meanings set forth under the heading "—Effect of Benchmark Transition Event."

        Notwithstanding the foregoing paragraphs related to the determination of interest, if the calculation agent determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined below) have occurred with respect to Three-Month Term SOFR, then the provisions set forth under the heading "—Effect of Benchmark Transition Event," which we refer to as the "benchmark transition provisions," will thereafter apply to all determinations of the benchmark used to calculate the interest rate on the notes for each floating rate interest period. In accordance with the benchmark transition provisions, if the calculation agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred on or prior to the Reference Time in respect of any floating rate interest period during the Floating Rate Period, then the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the notes during such floating rate interest period and the remainder of the Floating Rate Period.

        Absent manifest error, the calculation agent's determination of the interest rate for a floating rate interest period for the notes will be binding and conclusive on you, us (if we are not also the calculation agent) and the trustee. By its acquisition of the notes, each holder of notes (including, for the avoidance of doubt, each beneficial owner) will acknowledge, accept, consent to and agree to be bound by our and the calculation agent's determination of the interest rate for each floating rate interest period, including our and its determination of any Benchmark Replacement Conforming Changes, Benchmark Replacement Date, Benchmark Replacement, Benchmark Replacement

Adjustment, and Benchmark Transition Event, including as may occur without any prior notice from us or the calculation agent and without the need for us or it to obtain any further consent from any holder. The calculation agent's determination of any interest rate, and its calculation of interest payments, for any floating rate interest period, will be maintained on file at the calculation agent's principal offices and will be made available to any holder of the notes upon request, and the calculation agent will provide the Company and the trustee with written notice of the interest rate in effect on the notes promptly after the Reference Time (or such other date of determination for the applicable Benchmark).

        If the then-current Benchmark is Three-Month Term SOFR, the calculation agent will have the right to establish the Three-Month Term SOFR Conventions, and if any of the foregoing provisions concerning the calculation of the interest rate and interest payments during the Floating Rate Period are inconsistent with any of the Three-Month Term SOFR Conventions determined by the calculation agent, then the relevant Three-Month Term SOFR Conventions will apply. Furthermore, if the calculation agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR at any time when any of the notes are outstanding, then the foregoing provisions concerning the calculation of the interest rate and interest payments during the Floating Rate Period will be modified in accordance with the benchmark transition provisions.

        When we use the term "business day," we mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in the City of New York or any place of payment are authorized or required by law, regulation, or executive order to close.

        If any Floating Period Interest Payment Date or the maturity date for the notes falls on a day that is not a business day, the Company will postpone the interest payment or the payment of principal and interest at maturity to the next succeeding business day (and, with respect to the maturity date, no additional interest will accrue on the amount payable for the period from and after the maturity date), unless, with respect to a Floating Period Interest Payment Date only, such day falls in the next calendar month, in which case the Floating Period Interest Payment Date will instead be the immediately preceding day that is a business day, and interest will accrue to, but excluding, such Floating Period Interest Payment Date as so adjusted.

        The interest payable on the notes on any Floating Period Interest Payment Date, subject to certain exceptions, will be paid to the person in whose name the notes are registered at the close of business on                ,                ,                 or                (whether or not a business day) immediately preceding the Floating Period Interest Payment Date. Payments will include interest accrued to, but excluding, the relevant Floating Period Interest Payment Date. However, interest that the Company pays on the maturity date will be paid to the person to whom the principal will be payable.

        Principal and interest on the notes will be payable by wire transfer in immediately available funds in U.S. dollars at an office or agency of the Company maintained for such purpose, which shall initially be the corporate trust office of the paying agent in Houston, Texas.

Subordination of the Notes

        Our obligation to make any payment on account of the principal of, or interest on, the notes will be subordinate and junior in right of payment to the prior payment in full of all of our senior indebtedness.

        "Senior indebtedness" means the principal of, and premium, if any, and interest, including interest accruing after the commencement of any bankruptcy proceeding relating to the Company, on, or substantially similar payments we make in respect of the following categories of debt, whether that debt is outstanding on the date of execution of the first supplemental indenture or thereafter incurred, created or assumed:

  •
  our indebtedness evidenced by notes, debentures, or bonds or other securities issued under the provisions of any indenture, fiscal agency agreement, debenture or note purchase agreement or other agreement, including any senior debt securities that may be offered, including by means of the base prospectus and one or more prospectus supplements;

  •
  our indebtedness for money borrowed or represented by purchase-money obligations, as defined below;

  •
  our indebtedness to general creditors;

  •
  our obligations as lessee under leases of property whether made as part of a sale and leaseback transaction to which we are a party or otherwise;

  •
  indebtedness, obligations and liabilities of others in respect of which we are liable contingently or otherwise to pay or advance money or property or as guarantor, endorser or otherwise or which we have agreed to purchase or otherwise acquire and indebtedness of partnerships and joint ventures that is included in our consolidated financial statements;

  •
  reimbursement and other obligations relating to letters of credit, bankers' acceptances and similar obligations;

  •
  obligations under various hedging arrangements and agreements, including interest rate and currency hedging agreements and swap and nonswap forward agreements;

  •
  all of our obligations issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business; and

  •
  deferrals, renewals or extensions of any of the indebtedness or obligations described in the clauses above.

        However, "senior indebtedness" excludes:

  •
  any indebtedness, obligation or liability referred to in the definition of senior indebtedness above as to which, in the instrument creating, governing or evidencing that indebtedness, obligation or liability, it is expressly provided that such indebtedness, obligation or liability is not senior in right of payment to, is junior in right of payment to, or ranks equally in right of payment with, other specified types of indebtedness, obligations and liabilities of the Company, which other specified types of indebtedness, obligations and liabilities of the Company include the notes;

  •
  any indebtedness, obligation or liability that is subordinated to other of our indebtedness, obligations or liabilities to substantially the same extent as or to a greater extent than the notes are subordinated;

  •
  all obligations to trade creditors created or assumed by the Company in the ordinary course of business; and

  •
  the notes and any other securities issued pursuant to the indenture and our outstanding junior subordinated debentures and, unless expressly provided in the terms thereof, any of our indebtedness to our subsidiaries.

        As used above, the term "purchase-money obligations" means indebtedness, obligations evidenced by a note, debenture, bond or other instrument, whether or not secured by a lien or other security interest, issued to evidence the obligation to pay or a guarantee of the payment of, and any deferred obligation for the payment of, the purchase price of property but excluding indebtedness or obligations for which recourse is limited to the property purchased, issued or assumed as all or a part of the consideration for the acquisition of property or services, whether by purchase, merger, consolidation or otherwise, but does not include any trade accounts payable.

        Notwithstanding the foregoing, if the Federal Reserve Board (or other competent regulatory agency or authority) promulgates any rule or issues any interpretation that defines general creditor(s), the main purpose of which is to establish criteria for determining whether the subordinated debt of a bank holding company is to be included in its capital, then the term "general creditors" as used in the definition of "Senior Indebtedness" in the indenture will have the meaning as described in that rule or interpretation.

        In accordance with the subordination provisions of the indenture and the notes, we are permitted to make payments of accrued and unpaid interest on the notes on the Interest Payment Dates and at maturity and to pay the principal of the notes at maturity unless:

  •
  we are subject to any insolvency, bankruptcy, receivership, liquidation or other marshalling of our assets and liabilities; or

  •
  a default in the payment of principal of, or premium, if any, or interest on, any senior indebtedness has occurred that is continuing beyond any applicable grace period or an event of default has occurred and is continuing with respect to any senior indebtedness or would occur as a result of a payment of principal of, or premium, if any, or interest on, the notes being made and that event of default would permit the holders of any senior indebtedness (or a trustee on behalf of the holders thereof) to accelerate the maturity of that senior indebtedness and such default or event of default has not been cured, waived and otherwise ceased to exist.

        In the event of our insolvency, bankruptcy, receivership, liquidation or other marshalling of our assets and liabilities, we must pay to the holders of all of our senior indebtedness the full amounts of principal of, and premium, if any, and interest on, that senior indebtedness before any payment is made on the notes. If, after we have paid the senior indebtedness in full, there are any amounts available for payment of the notes and any of our other indebtedness and obligations ranking equally in right of payment with the notes, then we will use such remaining assets to pay the amounts of principal of, premium, if any, and accrued and unpaid interest on, the notes and such other of our indebtedness and obligations that rank equally in right of payment with the notes. If those assets are insufficient to pay in full the principal of, premium, if any, and interest on the notes and such other indebtedness and obligations, those assets will be applicable ratably to the payment of such amounts owing with respect to the notes and such other indebtedness and obligations.

        In the event of our insolvency, bankruptcy, receivership, liquidation or other marshalling of our assets and liabilities, if the holders of the notes receive for any reason any payment on the notes or other distributions of our assets with respect to the notes before all of our senior indebtedness is paid in full, the holders of the notes will be required to return that payment or distribution to the bankruptcy trustee, receiver, liquidating trustee, custodian, assignee, agent or other person making payment of our assets for all our senior indebtedness remaining unpaid until all that senior indebtedness has been paid in full, after giving effect to any other concurrent payment or distribution to the holders of such senior indebtedness.

        By reason of the above subordination in favor of the holders of our senior indebtedness, in the event of our bankruptcy or insolvency, holders of our senior indebtedness may receive more, ratably, and holders of the notes may receive less, ratably, than our other creditors.

        We have outstanding junior subordinated debentures that relate to outstanding trust preferred securities issued by certain special purpose trusts to which the notes will rank senior in right of payment. We also have outstanding other subordinated notes to which the notes will rank equally in right of payment. In addition, we may incur other indebtedness and obligations, the terms of which provide that such indebtedness ranks either equally with or junior in right of payment to the notes or promissory notes, bonds, debentures and other evidences of indebtedness of a type that includes the notes. As discussed above, in the event of our insolvency, bankruptcy, receivership, liquidation or other marshalling of our assets and liabilities, the indebtedness and obligations ranking equally with the notes will participate ratably in any of our assets remaining after the payment in full of all of our senior indebtedness. In such circumstances, our indebtedness and other obligations junior in right of payment to the notes, such as our junior subordinated debentures, will not be entitled to receive any payments until the notes and all of our indebtedness and obligations ranking equally in right of payment to the notes have been paid in full.

        All liabilities of Veritex Community Bank, including deposits, and our other subsidiaries, including each subsidiary's liabilities to general creditors arising during its ordinary course of business or otherwise, will be effectively senior in right of payment to the notes to the extent of the assets of such subsidiary because, as a shareholder of the subsidiary, we do not have any rights to the assets of the subsidiary except if the subsidiary declares a dividend payable to us or if there are assets of the subsidiary remaining after it has discharged its liabilities to its creditors in connection with its liquidation. Over the term of the notes, we will need to rely primarily on dividends paid to us by Veritex Community Bank, which is a regulated financial institution, for the funds necessary to pay the interest on our outstanding debt obligations and to make dividends and other payments on our other securities outstanding now or in the future. With respect to the payment of the principal of the notes at their maturity, we may rely on the funds we receive from dividends paid to us by our subsidiaries, but will likely have to rely on the proceeds of borrowings and other securities we sell to pay the principal amount of the notes.

        Regulatory rules may restrict Veritex Community Bank's ability to pay dividends or make other distributions to us or to provide funds to us by other means. As a result of the foregoing, with respect to the assets of each of our subsidiaries, our creditors (including the holders of the notes) are structurally subordinated to the prior claims of creditors of any such subsidiary, including the depositors of Veritex Community Bank, except to the extent that we may be a creditor with recognized claims against any such subsidiary.

        As discussed above, neither the notes nor the indenture contains any limitation on the amount of senior indebtedness or other obligations ranking senior to or equally with the indebtedness evidenced by the notes that we, Veritex Community Bank or any of our other subsidiaries may incur. As of June 30, 2020, Veritex had $110.0 million of subordinated indebtedness on a gross basis (which was comprised of our 2026 notes and our 2029 notes) outstanding ranking equally with the notes and $33.9 million of junior subordinated indebtedness on a gross basis (which was comprised of our existing junior subordinated debentures underlying outstanding trust preferred securities) outstanding ranking junior to the notes. Any indebtedness and liabilities of Veritex Community Bank or our other subsidiaries is not a part of our senior indebtedness. The notes will be effectively subordinate to all of the existing and future indebtedness and liabilities, including deposit liabilities, of our subsidiaries, including Veritex Community Bank. As of June 30, 2020, the Company and our consolidated subsidiaries had outstanding indebtedness, total deposits and other liabilities of $7.4 billion, excluding intercompany liabilities, all of which is structurally superior in right of payment to the notes.

Optional Redemption and Redemption Upon Special Events

        We may redeem the notes, at our sole option, beginning with the Interest Payment Date of                        , 2025 and on any Interest Payment Date thereafter, in whole or in part, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption, subject to prior approval of the Federal Reserve Board, to the extent that such approval is then required under the rules of the Federal Reserve Board. If we elect to redeem the notes, we will be required to notify the trustee of the aggregate principal amount of notes to be redeemed and the redemption date. Any such redemption may be subject to the satisfaction of one or more conditions precedent set forth in the applicable notice of redemption. If fewer than all of the notes are to be redeemed, the trustee is required to select the notes to be redeemed in accordance with the rules of DTC (or, in the case of any certificated notes, by lot or in such other manner it deems fair and appropriate). The notes are not subject to repayment at the option of the holders. The notes may not otherwise be redeemed by us prior to the scheduled maturity of the notes, except we may, at our sole option, redeem the notes at any time before the scheduled maturity of the notes in whole, but not in part, upon or after the occurrence of any of the following:

        (1)   a "Tax Event," which is defined in the indenture to mean the receipt by us of an opinion of independent tax counsel to the effect that (a) an amendment to or change (including any announced prospective amendment or change) in any law, treaty, statute or code, or any regulation thereunder, of the United States or any of its political subdivisions or taxing authorities, (b) a judicial decision, administrative action, official administrative pronouncement, ruling, regulatory procedure, regulation, notice or announcement, including any notice or announcement of intent to adopt or promulgate any ruling, regulatory procedure or regulation (any of the foregoing, an "administrative or judicial action"), (c) an amendment to or change in any official position with respect to, or any interpretation of, an administrative or judicial action or a law or regulation of the United States that differs from the previously generally accepted position or interpretation, or (d) a threatened challenge asserted in writing in connection with an audit of our federal income tax returns or positions or a similar audit of any of our subsidiaries or a publicly known threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the notes, in each case, occurring or becoming publicly known on or after the date of original issuance of the notes, resulting in more than an insubstantial increase in the risk that the interest paid by us on the notes is not, or within 90 days of receipt of such opinion of tax counsel, will not be, deductible by us, in whole or in part, for U.S. federal income tax purposes;

        (2)   a "Tier 2 Capital Event," which is defined in the indenture to mean the receipt by us of an opinion of independent bank regulatory counsel to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any rules, guidelines or policies of an applicable regulatory authority for the Company or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of original issuance of the notes, the notes do not constitute, or within 90 days of the date of such opinion will not constitute, Tier 2 capital (or its then equivalent if we were subject to such capital requirement) for purposes of capital adequacy guidelines of the Federal Reserve Board (or any successor regulatory authority with jurisdiction over bank holding companies), as then in effect and applicable to us; or

        (3)   our becoming required to register as an investment company pursuant to the Investment Company Act of 1940, as amended.

        Any such redemption of the notes will be at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption. Notwithstanding the foregoing, installments of interest on any notes that are due and payable on Interest Payment Dates falling on or prior to the applicable date of redemption will be payable on such Interest Payment Dates to the registered holders at the close of business on the relevant record dates in accordance with the notes and the indenture. Any such redemption may be subject to the satisfaction of one or more conditions precedent set forth in the applicable notice of redemption. Any redemption of the notes would require prior approval of the Federal Reserve Board, to the extent that such approval is then required under the rules of the Federal Reserve Board.

        Our election to redeem any of the notes will be provided to the trustee at least 15 days prior to the redemption date (or such lesser time as the trustee may agree to in writing). In the case of any redemption, at least 15 days but no more than 60 days before the redemption date, the Company shall send in accordance with the applicable procedures of the depositary, or if the notes are not then global securities the Company shall mail, or cause to be mailed, a notice of redemption by first-class mail to each holder of notes to be redeemed at such holder's registered address appearing on the register.

The Notes Are Intended to Qualify as Tier 2 Capital

        We intend to treat the notes as Tier 2 capital under the capital adequacy rules established by the Federal Reserve Board for bank holding companies, as the same may be amended or supplemented from time to time. The rules set forth specific criteria for instruments to qualify as Tier 2 capital. Among other things, the notes must:

  •
  be unsecured;

  •
  have a minimum original maturity of at least five years;

  •
  be subordinated to depositors and general creditors, which, in our case, will be to the holders of our senior indebtedness;

  •
  not contain provisions permitting the holders of the notes to accelerate payment of principal prior to maturity except in the event of receivership, insolvency, liquidation or similar proceedings of the institution;

  •
  only be callable after a minimum of five years following issuance, except upon certain special events, and, in any case, subject to obtaining the prior approval of the Federal Reserve Board to the extent such approval is then required under the rules of the Federal Reserve Board; and

  •
  unless the Federal Reserve Board authorizes us to do otherwise in writing, not be redeemed or repurchased unless they are replaced with an equivalent amount of other Tier 2 capital instruments or we can demonstrate to the satisfaction of the Federal Reserve Board that following redemption, we will continue to hold capital commensurate with our risk.

Events of Default; Limitation on Suits

        Under the indenture, an event of default will occur if we fail to pay accrued and unpaid interest on the notes and any notes of the same series offered in the future and such failure continues for 90 days, we fail to pay principal of any notes of that series when due, whether at maturity or upon redemption, or upon our default in the performance, or breach, of any other covenant or warranty contained in the indenture, other than a covenant added to the indenture solely for the benefit of any other series of subordinated debt securities issued under the indenture, and such default continues for 90 days after written notice as provided in the indenture. In addition, an event of default will occur upon the entry of a decree or order for relief in respect of the Company by a court having jurisdiction in the premises in an involuntary case or proceeding under any applicable bankruptcy, insolvency or reorganization law, including Chapter 7 (liquidation) or Chapter 11 (reorganization) of the U.S. Bankruptcy Code, as now or hereafter in effect, and such decree or order continues unstayed and in effect for a period of 60 consecutive days or if we commence a voluntary case under any applicable bankruptcy, insolvency or reorganization law, including under Chapter 7 (liquidation) or Chapter 11 (reorganization) of the U.S. Bankruptcy Code, as now or hereafter in effect, each of which events of default we refer to as an "insolvency event of default."

        Neither the trustee nor the holders of the notes will have the right to accelerate the maturity of the notes in the case of our failure to pay the principal of, or interest on, the notes or our nonperformance of any other covenant or warranty under the notes or the indenture. Nevertheless, during the continuation of such an event of default under the notes, the trustee may, subject to certain limitations and conditions, seek to enforce its rights and the rights of the holders of notes to regularly scheduled payments of interest and the payment of principal at the scheduled maturity of the notes, as well as the performance of any covenant or agreement in the indenture. Any such rights to receive payment of such amounts under the notes remain subject to the subordination provisions of the notes as discussed above under "—Subordination of the Notes."

        If an insolvency event of default occurs and is continuing, the principal amount and accrued and unpaid interest on the notes shall become immediately due and payable, without the need for any action on the part of the holders of the notes or the trustee, subject to the broad equity powers of a federal bankruptcy court and the determination by that court of the nature and status of the payment claims of the holders of the notes. At any time after acceleration with respect to the notes has occurred, but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in aggregate principal amount of outstanding notes of the series of our subordinated notes of which the notes are a part and other affected series of securities issued under the indenture, voting as one class, may waive all defaults and rescind and annul any acceleration occurring as to any and all securities of such series, including the notes, but only if (1) we have paid or deposited with the trustee a sum of money sufficient (a) to pay to the holders of the outstanding securities of all affected series of securities established under the indenture, including the notes, (i) all overdue installments of any interest that have become due otherwise than by such declaration of acceleration, (ii) the principal of and any premium that have become due otherwise than by such declaration of acceleration and, to the extent permitted by applicable law, interest thereon at the rate of interest borne by these securities and (iii) to the extent permitted by applicable law, interest upon installments of any interest, if any, that have become due otherwise than by such declaration of acceleration at the rate of interest borne by these securities and (b) to pay all sums paid or advanced by the trustee under the indenture and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel and all other amounts due the trustee; and (2) all events of default with respect to the notes other than the nonpayment of the principal of, or any premium and interest on, the notes that shall have become due solely by such acceleration, shall have been cured or waived as provided in the indenture. Even in the event of an acceleration of the maturity of the notes upon the occurrence of an insolvency event, the rights of the holders of the notes to receive payment of the principal of, and accrued and unpaid interest on, the notes remain subject to the subordination provisions of the notes as discussed above under "—Subordination of the Notes."

        The indenture provides that, subject to the duty of the trustee upon the occurrence of an event of default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of notes unless such holders shall have offered to the trustee indemnity or security reasonably satisfactory to the trustee against the costs, expenses and liabilities that may be incurred by it in complying with such request or direction. Subject to certain provisions in the indenture, the holders of a majority in principal amount of the notes outstanding from time to time will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes.

Effect of Benchmark Transition Event

        If the calculation agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred on or prior to the Reference Time in respect of any floating rate interest period during the Floating Rate Period, then the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the notes during such floating rate interest period and all subsequent floating rate interest periods. In connection with the implementation of a Benchmark Replacement, the calculation agent will have the right to make Benchmark Replacement Conforming Changes from time to time.

        As used herein:

        "Benchmark Replacement" means the Interpolated Benchmark with respect to the then-current Benchmark, plus the Benchmark Replacement Adjustment for such Benchmark; provided that if (i) the calculation agent cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date or (ii) the then-current Benchmark is Three-Month Term SOFR and a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR (in which event no Interpolated Benchmark with respect to Three-Month Term SOFR shall be determined), then "Benchmark Replacement" means the first alternative set forth in the order below that can be determined by the calculation agent as of the Benchmark Replacement Date:

  1)
  Compounded SOFR;

  2)
  the sum of: (a) the alternate rate that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment;

  3)
  the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; and

  4)
  the sum of: (a) the alternate rate that has been selected by the calculation agent as the replacement for the then-current Benchmark for the applicable Corresponding Tenor, giving due consideration to any industry-accepted rate as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate securities at such time, and (b) the Benchmark Replacement Adjustment.

        "Benchmark Replacement Adjustment" means the first alternative set forth in the order below that can be determined by the calculation agent as of the Benchmark Replacement Date:

  1)
  the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

  2)
  if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; and

  3)
  the spread adjustment (which may be a positive or negative value or zero) that has been selected by the calculation agent, giving due consideration to any industry-accepted spread adjustment or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate securities at such time.

        "Benchmark Replacement Conforming Changes" means, with respect to any Benchmark Replacement, any technical, administrative, or operational changes (including, without limitation, changes to the definition of "floating rate interest period," timing and frequency of determining rates with respect to each floating rate interest period and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the calculation agent determines may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the calculation agent determines that adoption of any portion of such market practice is not administratively feasible or if the calculation agent determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the calculation agent determines is reasonably necessary).

        "Benchmark Replacement Date" means the earliest to occur of the following events with respect to the then-current Benchmark:

  1)
  in the case of clause (1) of the definition of "Benchmark Transition Event," the relevant Reference Time in respect of any determination;

  2)
  in the case of clause (2) or (3) of the definition of "Benchmark Transition Event," the later of

  •
  the date of the public statement or publication of information referenced therein and

  •
  the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

  3)
  in the case of clause (4) of the definition of "Benchmark Transition Event," the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

        "Benchmark Transition Event" means the occurrence of one or more of the following events with respect to the then-current Benchmark:

  1)
  if the Benchmark is Three-Month Term SOFR, (a) the Relevant Governmental Body has not selected or recommended a forward-looking term rate for a tenor of three months based on SOFR, (b) the development of a forward-looking term rate for a tenor of three months based on SOFR that has been recommended or selected by the Relevant Governmental Body is not complete or (c) we determine that the use of a forward-looking rate for a tenor of three months based on SOFR is not administratively feasible;

  2)
  a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

  3)
  a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

  4)
  a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

        "Compounded SOFR" means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate being established by the calculation agent in accordance with:

  1)
  the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining Compounded SOFR; provided that:

  2)
  if, and to the extent that, the calculation agent determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by the calculation agent giving due consideration to any industry-accepted market practice for U.S. dollar-denominated floating rate securities at such time.

For the avoidance of doubt, the calculation of Compounded SOFR shall exclude the Benchmark Replacement Adjustment and the spread specified above.

        "Interpolated Benchmark" with respect to the Benchmark means the rate determined by the calculation agent for the Corresponding Tenor by interpolating on a linear basis between: (i) the Benchmark for the longest period (for which the Benchmark is available) that is shorter than the Corresponding Tenor, and (ii) the Benchmark for the shortest period (for which the Benchmark is available) that is longer than the Corresponding Tenor.

        "ISDA" means the International Swaps and Derivatives Association, Inc. or any successor.

        "ISDA Definitions" means the 2006 ISDA Definitions published by ISDA, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

        "ISDA Fallback Adjustment" means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

        "ISDA Fallback Rate" means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

        "Unadjusted Benchmark Replacement" means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

        The terms "Reference Time," "Relevant Governmental Body," "SOFR" and "Term SOFR" have the meanings set forth under the heading "—Floating Rate Period."

Determinations and Decisions

        The calculation agent is expressly authorized to make certain determinations, decisions, and elections under the terms of the notes, including with respect to the use of Three-Month Term SOFR as the Benchmark for the Floating Rate Period and under the benchmark transition provisions. Any determination, decision, or election that may be made by us or by the calculation agent under the terms of the notes, including any determination with respect to a tenor, rate, or adjustment or of the occurrence or non-occurrence of an event, circumstance, or date and any decision to take or refrain from taking any action or any selection:

  •
  will be conclusive and binding on the holders of the notes, us (if we are not also the calculation agent) and the trustee absent manifest error;

  •
  if made by us as calculation agent, will be made in our sole discretion;

  •
  if made by a calculation agent other than us, will be made after consultation with us, and the calculation agent will not make any such determination, decision, or election to which we reasonably object; and

  •
  notwithstanding anything to the contrary in the indenture, shall become effective without consent from the holders of the notes or the trustee or any other person.

        If the calculation agent fails to make any determination, decision, or election that it is required to make under the terms of the applicable notes, then we will make such determination, decision, or election on the same basis as described above. The indenture provides that the trustee will have no liability relating to any delay caused by the calculation agent's failure to timely or appropriately determine the rate of interest borne by the notes.

Modification of the Indenture

        Article 10 of the subordinated indenture shall apply to the notes. In addition, without the consent of any holders of notes, the Company and the trustee, at any time and from time to time, may enter into one or more supplemental indentures to implement in accordance with the terms herein any Three-Month Term SOFR Conventions or any benchmark transition provisions after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred (or in anticipation thereof).

Calculation Agent

        We will appoint a calculation agent for the notes prior to the commencement of the Floating Rate Period. We will act as the initial calculation agent.

        The calculation agent shall have all the rights, protections and indemnities afforded to the trustee under the indenture. The calculation agent may be removed by the Company at any time. If the calculation agent is unable or unwilling to act as calculation agent or is removed by the Company, the Company will promptly appoint a replacement calculation agent. For the avoidance of doubt, if at any time there is no calculation agent appointed by the Company, then the Company shall be the calculation agent.

Clearance and Settlement

        DTC or any successor depositary will act as securities depositary for the notes. The notes will be issued initially in the form of one or more fully registered global notes (each such global note, a "global note"), registered in the name of DTC or its nominee and deposited with DTC or its designated custodian or such other depositary as any officer of the Company may designate. No holder of any beneficial interest in any global note held on its behalf by a depositary shall have any rights under the indenture with respect to such global note, and such depositary may be treated by the Company, the trustee and any agent of the Company or the trustee as the owner of such global note for all purposes whatsoever. Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. See "Book Entry Issuance" in the accompanying prospectus for more information concerning DTC and its facilitation of clearance and post-trade settlement of transactions among its participants.

        The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the notes, so long as the corresponding securities are represented by global notes.

        DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between participants' accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, which, in turn, is owned by a number of direct participants of DTC. Access to the DTC system is also available to others, referred to as indirect participants, such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a direct or indirect custodial relationship with a direct participant. The rules applicable to DTC and its participants are on file with the SEC.

        Purchases of securities under the DTC system must be made by or through direct participants in DTC, who will receive a credit for the securities on DTC's records. The ownership interest of each beneficial owner of securities will be recorded on the direct or indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Under a book-entry format, holders may experience some delay in their receipt of payments made with respect to the notes, as such payments will be forwarded by the paying agent for the notes to Cede & Co., as nominee for DTC. DTC will forward the payments to its participants, who will then forward them to indirect participants or holders. Beneficial owners of securities other than DTC or its nominees will not be recognized by the relevant registrar, transfer agent, paying agent or trustee as registered holders of the notes entitled to the benefits of the indenture. Beneficial owners that are not participants will be permitted to exercise their rights only indirectly through and according to the procedures of participants and, if applicable, indirect participants.

        To facilitate subsequent transfers, all securities deposited by direct participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not result in any change in beneficial ownership of those securities. DTC does not have, and is not anticipated to have, any knowledge of the actual beneficial owners of the notes, as DTC's records reflect only the identity of the direct participants to whose accounts the notes are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of redemption notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. If less than all of the securities of any class are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.

        Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to any securities unless authorized by a direct participant in accordance with DTC's procedures. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts securities are credited on the record date (identified in a listing attached to the omnibus proxy).

        DTC may discontinue providing its services as securities depositary with respect to the notes at any time by giving reasonable notice to the issuer or its agent. Under these circumstances, in the event that a successor securities depositary is not obtained, certificates for the notes are required to be printed and delivered. We may decide to discontinue the use of the system of book-entry-only transfers through DTC (or a successor securities depositary). In that event, certificates for the notes will be printed and delivered to DTC.

        As long as DTC or its nominee is the registered owner of the global note representing the notes, DTC or its nominee, as the case may be, will be considered the sole owner and holder of that global note and all notes represented by that global note for all purposes under the instruments governing the rights and obligations of holders of such securities. Except in the limited circumstances referred to in the accompanying prospectus, owners of beneficial interests in the global note:

  •
  will not be entitled to have such global note or the notes represented by that global note registered in their names;

  •
  will not receive or be entitled to receive physical delivery of securities certificates in exchange for beneficial interests; and

  •
  will not be considered to be owners or holders of that global note or any notes represented by that global note for any purpose under the instruments governing the rights and obligations of holders of such securities.

        All redemption proceeds, payments of principal of, and interest on, the notes represented by the global note and all transfers and deliveries of such global note will be made to DTC or its nominee, as the case may be, as the registered holder of the global note. DTC's practice is to credit its direct participants' accounts upon DTC's receipt of funds and corresponding detail information from the issuer or its agent, on the payment date in accordance with their respective holdings shown on DTC's records. Payments by participants to beneficial owners of the notes will be governed by standing instructions and customary practices of those participants, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of that participant and not of DTC, the depositary, the issuer, the trustee or any of their respective agents, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds and payments of principal of, or interest on, the notes to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) are the responsibility of the issuer or its agent, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners of the notes will be the responsibility of direct and indirect participants.

        Ownership of beneficial interests in the global note will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with DTC or its nominee. Ownership of beneficial interests in the global note will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by DTC or its nominee, with respect to participants' interests, or any participant, with respect to interests of persons held by the participant on their behalf. Payments, transfers, deliveries, exchanges, redemptions and other matters relating to beneficial interests in the global note may be subject to various policies and procedures adopted by DTC from time to time. None of the Company, the trustee or any agent for any of them will have any responsibility or liability for any aspect of DTC's or any direct or indirect participant's records relating to, or for payments made on account of, beneficial interests in the global note, or for maintaining, supervising or reviewing any of DTC's records or any direct or indirect participant's records relating to these beneficial ownership interests.

        Although DTC has agreed to the foregoing procedures in order to facilitate transfer of interests in the global note among participants, DTC is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. Neither the Company nor the trustee will have any responsibility for the performance by DTC or its direct participants or indirect participants under the rules and procedures governing DTC or the standby instructions or customary procedures of the participants.

        Because DTC can act only on behalf of direct participants, who in turn act only on behalf of direct or indirect participants, and certain banks, trust companies and other persons approved by it, the ability of a beneficial owner of the notes to pledge them to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for the notes.

        DTC has advised us that it will take any action permitted to be taken by a registered holder of any securities under the indenture only at the direction of one or more participants to whose accounts with DTC the relevant securities are credited.

        The information in this section concerning DTC and its book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof.

Same-Day Settlement and Payment

        Settlement for the notes will be made in immediately available funds. The notes will trade in DTC's Same-Day Funds Settlement System until maturity and, therefore, DTC will require secondary trading activity in the notes to be settled in immediately available funds. Secondary trading in long-term notes and notes of corporate issuers is generally settled in clearing house or next-day funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity of the notes.

Regarding the Indenture Trustee

        UMB Bank, N.A. acts as trustee under the indenture pursuant to which the notes will be issued. From time to time, we and some of our subsidiaries may maintain deposit accounts and conduct other banking transactions, including lending transactions, with the trustee in the ordinary course of business.

        Upon the occurrence of an event of default or an event which, after notice or lapse of time or both, would become an event of default under the notes, or upon the occurrence of a default under another indenture under which UMB Bank, N.A. serves as trustee, the trustee may be deemed to have a conflicting interest for purposes of the Trust Indenture Act and, accordingly, may be required to resign as trustee under the indenture. In that event, we would be required to appoint a successor trustee.

        The trustee (including in its capacity as paying agent) shall have no (i) responsibility or liability for the (A) Three-Month Term SOFR Conventions, (B) selection of an alternative reference rate to Three-Month Term SOFR (including, without limitation, whether the conditions for the designation of such rate have been satisfied or whether such rate is a Benchmark Replacement or an Unadjusted Benchmark Replacement), (C) determination or calculation of a Benchmark Replacement, or (D) determination of whether a Benchmark Transition Event or Benchmark Replacement Date has occurred, and in each such case under clauses (A) through (D) above shall be entitled to conclusively rely upon the selection, determination, and/or calculation thereof as provided by the Company or its calculation agent, as applicable, and (ii) liability for any failure or delay in performing its duties hereunder as a result of the unavailability of a Benchmark rate as described in the definition thereof, including, without limitation, as a result of the Company's or the calculation agent's failure to select a Benchmark Replacement or the calculation agent's failure to calculate a Benchmark. The trustee shall be entitled to rely conclusively on all notices from the Company or the calculation agent regarding any Benchmark or Benchmark Replacement, including, without limitation, in regard to Three-Month Term SOFR Conventions, a Benchmark Transition Event, Benchmark Replacement Date, and Benchmark

Replacement Conforming Changes. The trustee shall not be responsible or liable for the actions or omissions of the calculation agent, or any failure or delay in the performance of the calculation agent's duties or obligations, nor shall it be under any obligation to monitor or oversee the performance of the calculation agent. The trustee shall be entitled to rely conclusively on any determination made, and any instruction, notice, officers' certificate or other instruction or information provided by the calculation agent without independent verification, investigation or inquiry of any kind. The trustee may, but shall not be obligated to, enter into any supplemental indenture which affects the trustee's own rights, duties or immunities under the indenture or otherwise.

        Notwithstanding the provisions of the indenture, neither the trustee nor any paying agent shall be charged with knowledge of the existence of any senior indebtedness or of any event that would prohibit the making of any payment or moneys to or by the trustee or such paying agent, unless and until a responsible officer of the trustee or such paying agent shall have received written notice thereof from the Company or from the holder of any senior indebtedness or from the representative of any such holder.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following is a general discussion of the material U.S. federal income tax considerations applicable to U.S. holders and non-U.S. holders (each as defined below) with respect to the acquisition, ownership and disposition of notes acquired in this offering, but it does not purport to be a complete analysis of all the potential tax considerations. This discussion is limited to the U.S. federal income tax consequences relevant to holders that acquire notes in the initial offering at their original "issue price" and hold them as "capital assets" within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the "Code") (generally, property held for investment). This discussion does not address tax consequences relevant to subsequent purchasers of the notes. This discussion is based on current provisions of the Code, the Treasury Regulations promulgated thereunder, judicial decisions and administrative rulings and published positions of the Internal Revenue Service (the "IRS"), each as in effect as of the date hereof and all of which are subject to change or differing interpretations, possibly with retroactive effect, and any such change or interpretation could affect the accuracy of the statements and conclusions set forth herein.

        This discussion is for general information only and does not purport to address all aspects of U.S. federal income taxation that may be relevant to particular holders in light of their particular circumstances and does not apply to holders subject to special rules under the U.S. federal income tax laws (including, for example, banks or other financial institutions, dealers in securities or currencies, traders in securities that elect to apply a mark-to-market method of accounting, insurance companies, tax-exempt entities, retirement plans, individual retirement accounts or other tax-deferred accounts, real estate investment trusts, regulated investment companies, holders liable for the alternative minimum tax, certain former citizens or former long-term residents of the United States, U.S. holders having a "functional currency" other than the U.S. dollar, holders who hold notes as part of a hedge, straddle, constructive sale, conversion transaction or other integrated transaction, "controlled foreign corporations," "passive foreign investment companies," and persons required to accelerate the recognition of any item of gross income with respect to the notes as a result of such income being recognized on an applicable financial statement). This discussion also does not address any considerations under U.S. federal tax laws other than those pertaining to the income tax, nor does it address any considerations under any state, local or non-U.S. tax laws.

        If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds notes, the tax treatment of a person treated as a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Persons that for U.S. federal income tax purposes are treated as partners in any partnership holding notes should consult their own tax advisors regarding the tax consequences of the ownership and disposition of notes.

        THIS DISCUSSION IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE OWNERSHIP AND DISPOSITION OF THE NOTES. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING WITH RESPECT TO THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL, STATE, LOCAL OR NON-U.S. TAX LAWS OR ANY TAX TREATY.

        The terms of the notes provide for payments by us prior to their scheduled payment dates under certain circumstances. The possibility of such payments may implicate special rules under Treasury Regulations governing "contingent payment debt instruments." According to those Treasury Regulations, the possibility that such payments of accelerated amounts will be made will not affect the amount of income a holder recognizes in advance of the payment of such accelerated amounts if there is only a remote chance as of the date the notes are issued that such payments will be made. We intend to take the position that the likelihood that such payments will be made is remote within the meaning of the applicable Treasury Regulations. Our position that these contingencies are remote is binding on a holder unless such holder discloses its contrary position to the IRS in the manner required by applicable Treasury Regulations. Our position is not, however, binding on the IRS, and if the IRS were to challenge this position successfully, a holder might be required to, among other things, accrue interest income based on a projected payment schedule and comparable yield, which may be in excess of stated interest, and treat as ordinary income rather than capital gain any income realized on the taxable disposition of a note. In the event a contingency described above occurs, it could affect the amount, timing and character of the income or loss recognized by a holder. Prospective holders should consult their own tax advisors regarding the tax consequences if the notes were treated as contingent payment debt instruments. The remainder of this discussion assumes that the notes will not be considered contingent payment debt instruments.

U.S. Holders

        For purposes of this discussion, the term "U.S. holder" means a beneficial owner of a note that is, for U.S. federal income tax purposes:

  •
  an individual who is a citizen or resident of the United States;

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  a corporation (or any other entity or arrangement treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

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  an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

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  a trust (a) if a court within the United States is able to exercise primary supervision over the trust's administration and one or more United States persons have the authority to control all substantial decisions of the trust or (b) that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person for U.S. federal income tax purposes.

Treatment of the Notes as Variable Rate Debt Instruments

        The notes will initially bear interest at a fixed annual rate. From and including                        , to, but excluding, the maturity date or the date of earlier redemption, the notes will bear interest at a floating rate per annum equal to the Benchmark (which is expected to be Three-Month Term SOFR) plus                        basis points. Under applicable Treasury Regulations, a debt instrument will qualify as a "variable rate debt instrument" if (a) its issue price does not exceed the total noncontingent principal payments due under the debt instrument by more than a specified de minimis amount, (b) the debt instrument provides for stated interest, paid or compounded at least annually, at current value of (i) one or more "qualified floating rates," (ii) a single fixed rate and one or more qualified floating rates, (iii) a "single objective rate," or (iv) a single fixed rate and a single objective rate that is a "qualified inverse floating rate," and (c) except as described in (a) above, does not provide for any principal payments that are contingent. A "qualified floating rate" is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the debt instrument is denominated. Under the foregoing definition, the notes are expected to be treated as variable rate debt instruments for U.S. federal income tax purposes and the discussion below is based on this assumption.

Interest on the Notes

        It is anticipated, and this discussion assumes, that the issue price of the notes will be equal to the stated principal amount or, if the issue price is less than the stated principal amount, the difference will be a de minimis amount (as set forth in the applicable Treasury Regulations). If, however, the issue price of a note is less than the stated redemption amount at maturity and the difference is more than a de minimis amount (as set forth in the applicable Treasury Regulations), then a U.S. holder generally will be required to include the difference in income as original issue discount as it accrues in accordance with a constant yield method.

        The tax treatment of interest depends on whether such interest constitutes "qualified stated interest," referred to herein as "QSI." Interest is QSI if it is unconditionally payable or will be constructively received, in cash or property, at least annually at a single fixed rate or at a single "qualified floating rate" or "objective rate" (each as defined in the applicable Treasury Regulations). Based upon current market conditions and the manner in which the interest rates on the notes are determined, we expect that all of the stated interest on the notes will be treated as QSI and the notes will not be treated as having been issued with any original issue discount. Interest that is QSI will generally be includible in a U.S. holder's income as ordinary interest income at the time such interest payments are accrued or received, depending on the U.S. holder's regular method of accounting for U.S. federal income tax purposes.

        Holders should consult their own tax advisors regarding the tax consequences to them if the notes are issued with original issue discount or if the stated interest is not treated as QSI.

Sale, Exchange, Redemption or Other Taxable Disposition of the Notes

        A U.S. holder generally will recognize gain or loss upon the sale, exchange, redemption or other taxable disposition of a note equal to the difference, if any, between (a) the sum of the cash and the fair market value of any property received on such disposition (other than amounts properly attributable to accrued but unpaid interest, which amounts will be treated as interest income as described above under "—Interest on the Notes") and (b) such U.S. holder's adjusted tax basis in the note. A U.S. holder's adjusted tax basis in a note generally will be equal to the amount that such U.S. holder paid for the note. Any gain or loss recognized on a sale, exchange, redemption or other taxable disposition of a note generally will be capital gain or loss, and will be long-term capital gain or loss, if, at the time of such disposition, the U.S. holder will have held the note for a period of more than one year. Long-term capital gains recognized by noncorporate U.S. holders (including individuals) generally are subject to preferential tax rates. The deductibility of capital losses is subject to limitations.

Net Investment Income Tax (Commonly Referred to as Medicare Tax)

        Non-corporate U.S. holders that are individuals, estates or trusts and whose income exceeds certain thresholds generally are subject to a 3.8% tax on all or a portion of their net investment income, which may include their gross interest income and net gains from the disposition of the notes. Non-corporate U.S. holders are encouraged to consult their own tax advisors regarding the applicability of this net investment income tax to its income and gains in respect of any investment in the notes.

Information Reporting and Backup Withholding

        Information reporting generally will apply to payments of interest on the notes and to the proceeds of a sale or other taxable disposition of a note paid to a U.S. holder unless the U.S. holder is an exempt recipient. U.S. federal backup withholding (currently, at a rate of 24% for payments made before January 1, 2026) generally will apply to such payments if the U.S. holder fails to provide the applicable withholding agent with a properly completed and executed IRS Form W-9 providing such U.S. holder's correct taxpayer identification number and certifying that such U.S. holder is not subject to backup withholding, or to otherwise establish an exemption.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder's U.S. federal income tax liability, if any, provided that the required information is furnished timely to the IRS.

Non-U.S. Holders

        For purposes of this discussion, the term "non-U.S. holder" means a beneficial owner of a note that is neither a U.S. holder nor a partnership for U.S. federal income tax purposes.

Payments of Interest

        Subject to the discussions below under "—FATCA Withholding" and "—Information Reporting and Backup Withholding," payments of interest on the notes to a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax under the "portfolio interest exemption," provided that:

  •
  such interest is not effectively connected with the non-U.S. holder's conduct of a trade or business within the United States (or, in the case of an income tax treaty resident, is not attributable to a permanent establishment of the non-U.S. holder in the United States);

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  the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of the Code and applicable Treasury Regulations; and

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  either (a) the beneficial owner of the notes provides the applicable withholding agent with a properly completed and executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, certifying, under penalties of perjury, that it is not a "United States person" (as defined in the Code) and providing its name and address or (b) a financial institution that holds the notes on behalf of the beneficial owner certifies to the applicable withholding agent, under penalties of perjury, that it has received such properly completed and executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from the beneficial owner and provides the applicable withholding agent with a copy thereof.

        If a non-U.S. holder cannot satisfy the requirements of the "portfolio interest exemption" described above, payments of interest made to the non-U.S. holder generally will be subject to U.S. federal withholding tax at a rate of 30%, or such lower rate as may be specified by an applicable income tax treaty, unless such interest is effectively connected with such non-U.S. holder's conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment of the non-U.S. holder in the United States) and such non-U.S. holder provides the applicable withholding agent with a properly completed and executed IRS Form W-8ECI (or other applicable IRS form). In order to claim an exemption from or reduction of withholding under an applicable income tax treaty, a non-U.S. holder generally must furnish to the applicable withholding agent a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or other applicable IRS form). Non-U.S. holders eligible for an exemption from or reduced rate of U.S. federal withholding tax under an applicable income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim with the IRS. Non-U.S. holders should consult their own tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the requirements for claiming any such benefits.

        Interest paid to a non-U.S. holder that is effectively connected with such non-U.S. holder's conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment of the non-U.S. holder in the United States) generally will not be subject to U.S. federal withholding tax, provided that the non-U.S. holder complies with applicable certification and other requirements. Instead, such interest generally will be subject to U.S. federal income tax on a net income basis and at the regular U.S. federal income tax rates in the same manner as if such non-U.S. holder were a United States person. A non-U.S. holder that is a corporation may be subject to an additional "branch profits tax" at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) of its "effectively connected earnings and profits" for the taxable year, subject to certain adjustments.

Sale, Exchange, Redemption or Other Taxable Disposition of the Notes

        Subject to the discussions below under "—FATCA Withholding" and "—Information Reporting and Backup Withholding," except with respect to accrued and unpaid interest (which will be treated as described above under "—Non-U.S. Holders—Payments of Interest"), a non-U.S. holder generally will not be subject to U.S. federal income tax or withholding tax on any gain realized upon the sale, exchange, redemption or other taxable disposition of a note unless:

  •
  such gain is effectively connected with the non-U.S. holder's conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment of the non-U.S. holder in the United States); or

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  the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.

        Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular U.S. federal income tax rates in the same manner as if such non-U.S. holder were a United States person. A non-U.S. holder that is a corporation also may be subject to an additional "branch profits tax" at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) of its "effectively connected earnings and profits" for the taxable year, subject to certain adjustments.

        Gain described in the second bullet point above generally will be subject to U.S. federal income tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty), but may be offset by U.S. source capital losses, if any, of the non-U.S. holder.

Information Reporting and Backup Withholding

        Generally, we must report annually to the IRS and to each non-U.S. holder the amount of interest paid to such non-U.S. holder and the amount of tax, if any, withheld with respect to such payments. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable income tax treaty. This information may also be made available to the tax authorities in the country in which a non-U.S. holder resides or is established pursuant to the provisions of a specific treaty or agreement with those tax authorities.

        U.S. backup withholding tax (currently, at a rate of 24% for payments made before January 1, 2026) is imposed on certain payments to persons that fail to furnish the information required under the U.S. information reporting rules. Interest paid to a non-U.S. holder generally will be exempt from backup withholding if the non-U.S. holder provides the applicable withholding agent with a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or otherwise establishes an exemption.

        Under Treasury Regulations, the payment of proceeds from the disposition of a note by a non-U.S. holder effected at a U.S. office of a broker generally will be subject to information reporting and backup withholding, unless the non-U.S. holder provides a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or other applicable IRS Form W-8), certifying such non-U.S. holder's non-U.S. status or otherwise establishes an exemption. The payment of proceeds from the disposition of notes by a non-U.S. holder effected at a non-U.S. office of a U.S. broker or a non-U.S. broker with certain specified U.S. connections generally will be subject to information reporting (but not backup withholding) unless such non-U.S. holder provides a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or other applicable IRS Form W-8), certifying such non-U.S. holder's non-U.S. status or otherwise establishes an exemption. Backup withholding will apply if the disposition is subject to information reporting and the broker has actual knowledge that the non-U.S. holder is a Unites States person.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder's U.S. federal income tax liability, if any, provided that the required information is furnished timely to the IRS. Non-U.S. holders should consult their own tax advisors regarding the application of these rules to their particular circumstances.

FATCA Withholding

        Sections 1471 through 1474 of the Code and the Treasury regulations issued thereunder (commonly referred to as the Foreign Account Tax Compliance Act, or "FATCA") impose a 30% withholding tax on interest paid on the notes to, and (subject to the proposed Treasury Regulations discussed below) the gross proceeds derived from the sale or other disposition of the notes by, a foreign entity if the foreign entity is:

  •
  a "foreign financial institution" (as defined under FATCA) that does not furnish proper documentation, typically on IRS Form W-8BEN-E, evidencing either (i) an exemption from FATCA withholding, (ii) its compliance (or deemed compliance) with specified due diligence, reporting, withholding and certification obligations under FATCA or (iii) its residence in a jurisdiction that has entered into an intergovernmental agreement with the United States relating to FATCA and compliance with the diligence and reporting requirements of the intergovernmental agreement and local implementing rules; or

  •
  a "non-financial foreign entity" (as defined under FATCA) that does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (i) an exemption from FATCA or (ii) adequate information regarding substantial United States beneficial owners of such entity (if any).

        Withholding under FATCA generally applies to payments of interest on the notes and to payments of gross proceeds from a sale or other disposition of the notes. Withholding agents may, however, rely on proposed U.S. Treasury Regulations that would no longer require FATCA withholding on payments of gross proceeds. A withholding agent such as a broker, and not Veritex, will determine whether or not to implement gross proceeds FATCA withholding.

        Under certain circumstances, a non-U.S. holder will be eligible for refunds or credits of withholding taxes imposed under FATCA by filing a United States federal income tax return. Prospective investors should consult their tax advisors regarding the effect of FATCA on their ownership and disposition of the notes.

UNDERWRITING

        We have entered into an underwriting agreement, dated                , 2020 (the "Underwriting Agreement"), with Keefe, Bruyette & Woods, Inc., as representative of the underwriters identified therein, or the underwriters, with respect to the notes. Subject to certain conditions, the underwriters have agreed to purchase, severally, the aggregate principal amount of notes set forth next to their names in the following table.

Underwriters	Principal Amount of Notes
Keefe, Bruyette & Woods, Inc.	$
Stephens Inc.	$
Raymond James & Associates, Inc.	$

Total	$

        The Underwriting Agreement provides that the obligations of the underwriters to purchase the notes offered hereby are subject to certain conditions precedent and that the underwriters will purchase all of the notes if any of the notes are purchased.

        The notes sold by the underwriters to the public will be offered at the public offering price set forth on the cover of this prospectus supplement. The underwriters may offer the notes to selected dealers at the public offering price set forth on the cover of this prospectus supplement less a concession not in excess of        % of the principal amount per note. After the initial offering, the underwriters may change the offering price and the other selling terms. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters' right to reject any order in whole or in part.

Discounts, Commission and Expenses

        The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriters and the proceeds, before expenses, to us in connection with this offering (expressed as a percentage of the principal amount of the notes offered hereby).

	Per Note	Total
Public offering price(l)
Underwriting discounts and commissions paid by us
Proceeds to us, before expenses

(1)
Plus accrued interest from                , 2020, to the date of delivery.

        We estimate that our total expenses for this offering, excluding underwriting discounts and commissions, will be approximately $1.9 million. We have also agreed to reimburse the underwriters for a portion of their legal fees and certain other offering expenses incurred in connection with this offering. In accordance with FINRA Rule 5110, the underwriters' reimbursed fees and expenses are deemed underwriting compensation for this offering.

Indemnification

        We have agreed to indemnify the underwriters, and persons who control the underwriters, against certain liabilities, including liabilities under the Securities Act and to contribute to payments that the underwriters may be required to make in respect of these liabilities.

No Public Trading Markets

        There is currently no public trading market for the notes. In addition, we have not applied and do not intend to apply to list the notes on any securities exchange or to have the notes quoted on an automated dealer quotation system. The underwriters have advised us that they intend to make a market in the notes. However, the underwriters are not obligated to do so and may discontinue any market-making in the notes at any time in their sole discretion and without prior notice. Therefore, we cannot assure you that a liquid trading market for the notes will develop or continue, that you will be able to sell your notes at a particular time, or that the price that you receive when you sell will be favorable.

Stabilization

        In connection with this offering of the notes, the underwriters may engage in overallotment, stabilizing transactions and syndicate covering transactions. Overallotment involves sales in excess of the offering size, which create a short position for the underwriters. Stabilizing transactions involve bids to purchase the notes in the open market for the purpose of pegging, fixing or maintaining the price of the notes. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the notes to be higher than it would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing or syndicate covering transactions, they may discontinue such activities at any time without notice.

        Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

        This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the underwriters or their respective affiliates.

        Other than the prospectus supplement and the accompanying prospectus in electronic format, information on such websites and any information contained in any other website maintained by any of the underwriters or its respective affiliates is not part of this prospectus supplement or our registration statement of which the related prospectus forms a part, has not been approved or endorsed by us or the underwriters in their capacity as underwriters and should not be relied on by investors.

Our Relationships with the Underwriters

        The underwriters and their affiliates have engaged, or may in the future engage, in investment banking transactions and other commercial dealings in the ordinary course of business with us or our affiliates. The underwriters have received, or may in the future receive, customary fees and commissions for these transactions.

        In addition, in the ordinary course of its business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade indebtedness and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Other Matters

        Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the notes offered by this prospectus supplement in any jurisdiction in which action for that purpose is required. The notes offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. We and the underwriters require that the persons into whose possession this prospectus supplement comes inform themselves about, and observe any restrictions relating to, the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

        We expect that delivery of the notes will be made against payment therefor on or about                , 2020, which will be the third business day following the date hereof (such settlement being referred to as "T+3"). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the delivery of the notes hereunder will be required, by virtue of the fact that the notes initially settle in T+3, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to their date of delivery hereunder should consult their advisors.

Selling Restrictions

European Economic Area

        In relation to each member state of the European Economic Area (the "EEA"), each a Member State, no offer of the notes to the public has been or will be made in that Member State, except that offers of the notes to the public may be made in that Member State at any time under the following exemptions under the Prospectus Regulation:

  •
  to any legal entity which is a "qualified investor" as defined in the Prospectus Regulation;

  •
  to fewer than 150 natural or legal persons (other than qualified investors, as defined in the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

  •
  in any other circumstances falling within Article 1(4) of the Prospectus Regulation;

provided that no such offer of notes shall require us or the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

        For the purposes of the above provisions, the expression "an offer of notes to the public" in relation to any notes in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any notes to be offered so as to enable an investor to decide to purchase or subscribe for any notes, and the expression "Prospectus Regulation" means Regulation (EU) 2017/1129.

United Kingdom

        This document is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(e) of the Prospectus Regulation that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, referred to herein as the Order, and/or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order and other persons to whom it may lawfully be communicated. Each such person is referred to herein as a Relevant Person.

        In the United Kingdom, any investment or investment activity to which this prospectus supplement relates is available only to Relevant Persons and will only be engaged with Relevant Persons. This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this document or any of its contents.

 LEGAL MATTERS

        The validity of the notes offered hereby will be passed upon for us by Covington & Burling LLP, New York, New York, and D. Woodard Glenn, P.C., Dallas, Texas. Certain legal matters in connection with this offering will be passed upon for the underwriters by Bracewell LLP, Houston, Texas.

EXPERTS

        The consolidated financial statements of the Company and its subsidiaries as of December 31, 2019 and 2018 and for each of the years in the three-year period ended December 31, 2019 and the effectiveness of internal control over financial reporting as of December 31, 2019, incorporated in this prospectus supplement and the accompanying prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2019, have been audited by Grant Thornton LLP, an independent registered public accounting firm, as stated in their reports thereon, incorporated by reference in this prospectus supplement and the accompanying prospectus in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

PROSPECTUS

Veritex Holdings, Inc.

$250,000,000

Common Stock
Preferred Stock
Warrants
Subscription Rights
Debt Securities
Depositary Shares
Purchase Contracts
Purchase Units
Units
97,259 Shares of Common Stock for Resale by Selling Shareholder

         We may offer and sell from time to time, together or separately, in one or more offerings, any combination of the securities listed above. The securities we may offer may be convertible into or exchangeable for other securities. The maximum aggregate initial public offering price of the securities offered through this prospectus is $250,000,000, or the foreign currency equivalent thereof.

         In addition, the selling shareholder may from time to time offer and sell up to an aggregate of 97,259 shares of common stock. We will not receive any of the proceeds from the sale of our common stock by the selling shareholder.

         This prospectus provides a general description of these securities. We will provide the specific terms of the securities offered in supplements to this prospectus at the time we offer the securities. In any prospectus supplement relating to any sales by the selling shareholder, we will, among other things, identify the number of shares of our common stock that the selling shareholder will be selling. We may not use this prospectus to sell securities unless it is accompanied by a prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus. Please read this prospectus, the applicable prospectus supplement, as well as any documents incorporated by reference in this prospectus and the applicable prospectus supplement, carefully before you invest in any of our securities.

         The securities may be offered directly by us or the selling shareholder on an immediate, continuous or delayed basis, through agents designated from time to time by us, to or through dealers or underwriters, or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. If any agents, dealers or underwriters are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled "About This Prospectus" and "Plan of Distribution" for more information. Net proceeds from the sale of securities will be set forth in the applicable prospectus supplement.

         Our common stock is listed on The Nasdaq Global Market under the symbol "VBTX." On December 18, 2017, the last reported sales price per share of our common stock on The Nasdaq Global Market was $28.53.

         Investing in the securities involves certain risks. See "Risk Factors" beginning on page 8 of this prospectus and contained in our Annual Report on Form 10-K for the year ended December 31, 2016, which is incorporated herein by reference, as well as any risk factors included in, or incorporated by reference into, the applicable prospectus supplement, to read about factors you should consider before buying any securities issued by us.

         These securities are not savings accounts, deposits or other obligations of any of our bank and non-bank subsidiaries and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

         Neither the U.S. Securities and Exchange Commission, nor any state securities commission, the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 26, 2017.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under this shelf registration statement, we may offer and sell any combination of the securities described in this prospectus from time to time in one or more offerings up to a total dollar amount of $250,000,000, or the foreign currency equivalent thereof. In addition, the selling shareholder may from time to time sell up to an aggregate of 97,259 shares of our common stock in one or more offerings under this prospectus.

        This prospectus provides you with a general description of the securities we or the selling shareholder may offer. Each time we offer and sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to that offering. The applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in the documents that we have incorporated by reference. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. You should read this prospectus and the applicable prospectus supplement and any related free writing prospectus together with additional information from the sources described in "Where You Can Find More Information" in this prospectus. You should not assume that the information in this prospectus, the prospectus supplements, any free writing prospectus or any document incorporated by reference is accurate as of any date other than the date of the applicable document.

        The distribution of this prospectus and any applicable prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus and any applicable prospectus supplement come should inform themselves about and observe any such restrictions. This prospectus and any applicable prospectus supplement do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

        References to "we," "us," "our," "Veritex" or the "Company" refer to Veritex Holdings, Inc. and its subsidiaries, unless the context otherwise requires, and references to the "Veritex Bank" refer to Veritex Community Bank, National Association.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC's web site at www.sec.gov. You may also read and copy any document we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

        The SEC allows us to "incorporate by reference" into this prospectus the information in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference, by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in all cases, if you are considering whether to rely on information contained in this prospectus or information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below (File No. 001-36682), other than with respect to any information furnished to the SEC in such reports under Item 2.02 or 7.01 of Form 8-K:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2016 (our "2016 Form 10-K"), filed with the SEC on March 10, 2017;

  •
  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, filed with the SEC on April 27, 2017;

  •
  our Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, filed with the SEC on July 25, 2017;

  •
  our Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, filed with the SEC on October 26, 2017;

  •
  our Current Reports on Form 8-K filed on April 7, 2017, April 25, 2017, May 16, 2017, May 19, 2017, July 7, 2017, July 20, 2017, August 1, 2017 (two filings), August 7, 2017, August 8, 2017, September 20, 2017, October 23, 2017 and October 24, 2017;

  •
  the description of our common stock contained in our Form 8-A filed with the SEC on October 8, 2014 and any amendment or update that we may file with the SEC in the future for the purpose of updating the description of our common stock.

        All reports and other documents we subsequently file under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents. The most recent information that we file with the SEC automatically updates and supersedes older information. The information contained in any such filing will be deemed to be a part of this prospectus commencing on the date on which the document is filed.

        Any documents incorporated by reference into this prospectus are available without charge to you on the Internet at www.veritexbank.com. or if you call or write to: Corporate Secretary, Veritex Holdings, Inc., 8214 Westchester Driver, Suite 400, Dallas, Texas 75225, telephone: (972) 349-6200. The reference to our website is not intended to be an active link and the information on our website is not, and you must not consider the information to be, a part of this prospectus.

        You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement. Neither we, the selling shareholder nor any underwriter or agent have authorized anyone else to provide you with additional or different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We and the selling shareholder are only offering these securities in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement or any document incorporated by reference is accurate as of any date other than the dates of the applicable documents.

FORWARD-LOOKING STATEMENTS

        This prospectus, any applicable prospectus supplement and the documents incorporated by reference herein and therein may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Exchange Act. All statements that are not descriptions of historical facts are forward-looking statements. Forward-looking statements often use words such as "anticipate," "believe," "contemplate," "estimate," "expect," "forecast," "intend," "may," "plan," "project," "should" "will," or other words of similar meaning. You can also identify them by the fact that they do not relate strictly to historical or current facts.

        Forward-looking statements included in this prospectus or the documents incorporated by reference herein are based on various facts and derived utilizing numerous important assumptions and are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements include the information concerning our future financial performance, business and growth strategy, projected plans and objectives, as well as projections of macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact economic trends, and any such variations may be material. Statements preceded by, followed by or that otherwise include the words "believes," "expects," "anticipates," "intends," "projects," "estimates," "plans" and similar expressions or future or conditional verbs such as "will," "should," "would," "may" and "could" are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing. You should understand that the following important factors could affect our future results and cause actual results to differ materially from those expressed in the forward-looking statements:

  •
  risks related to the concentration of our business within the Dallas-Fort Worth metroplex and Houston and Austin metropolitan areas, including risks associated with any downturn in the real estate sector and risks associated with a decline in the values of single family homes in the Dallas-Fort Worth metroplex and Houston and Austin metropolitan areas;

  •
  our ability to implement our growth strategy, including identifying and consummating suitable acquisitions;

  •
  risks related to the integration of any acquired businesses, including exposure to potential asset quality and credit quality risks and unknown or contingent liabilities, the time and costs associated with integrating systems, technology platforms, procedures and personnel, the need for additional capital to finance such transactions, and possible failures in realizing the anticipated benefits from acquisitions;

  •
  our ability to recruit and retain successful bankers that meet our expectations in terms of customer relationships and profitability;

  •
  our ability to retain executive officers and key employees and their customer and community relationships;

  •
  risks associated with our limited operating history and the relatively unseasoned nature of a significant portion of our loan portfolio;

  •
  market conditions and economic trends nationally, regionally and particularly in the Dallas-Fort Worth metroplex and Texas;

  •
  risks related to our strategic focus on lending to small to medium-sized businesses;

  •
  the sufficiency of the assumptions and estimates we make in establishing reserves for potential loan losses;

  •
  risks associated with our commercial loan portfolio, including the risk for deterioration in value of the general business assets that generally secure such loans;

  •
  risks associated with our commercial real estate and construction loan portfolios, including the risks inherent in the valuation of the collateral securing such loans;

  •
  potential changes in the prices, values and sales volumes of commercial and residential real estate securing our real estate loans;

  •
  risks related to the significant amount of credit that we have extended to a limited number of borrowers and in a limited geographic area;

  •
  our ability to maintain adequate liquidity and to raise necessary capital to fund our acquisition strategy and operations or to meet increased minimum regulatory capital levels;

  •
  changes in market interest rates that affect the pricing of our loans and deposits and our net interest income;

  •
  potential fluctuations in the market value and liquidity of our investment securities;

  •
  the effects of competition from a wide variety of local, regional, national and other providers of financial, investment and insurance services;

  •
  our ability to maintain an effective system of disclosure controls and procedures and internal controls over financial reporting;

  •
  risks associated with fraudulent and negligent acts by our customers, employees or vendors;

  •
  our ability to keep pace with technological change or difficulties when implementing new technologies;

  •
  risks associated with system failures or failures to prevent breaches of our network security;

  •
  risks associated with data processing system failures and errors;

  •
  our actual cost savings resulting from the acquisition of Liberty are less than expected, we are unable to realize those cost savings as soon as expected or we incur additional or unexpected costs;

  •
  our revenues after the Liberty acquisition are less than expected;

  •
  potential impairment on the goodwill we have recorded or may record in connection with business acquisitions;

  •
  the institution and outcome of litigation and other legal proceedings against us or to which we become subject;

  •
  our ability to comply with various governmental and regulatory requirements applicable to financial institutions;

  •
  the impact of recent and future legislative and regulatory changes, including changes in banking, securities and tax laws and regulations and their application by our regulators, such as the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010;

  •
  governmental monetary and fiscal policies, including the policies of the Federal Reserve;

  •
  our ability to comply with supervisory actions by federal and state banking agencies;

  •
  changes in the scope and cost of FDIC, insurance and other coverage; and

  •
  systemic risks associated with the soundness of other financial institutions.

        These and other risks and uncertainties are more fully discussed in the risk factors identified in "Item 1A. Risk Factors" in Part I of our 2016 Form 10-K, and in other filings we make with the SEC. All forward-looking statements included in this prospectus, any applicable prospectus supplement or in a document incorporated by reference herein or therein speak only as of the date such document. We undertake no obligation to update any forward-looking statement to reflect factual assumptions, circumstances or events that have changed after we have made the forward-looking statements. You should not put undue reliance on any forward-looking statements.

 THE COMPANY

        Veritex Holdings, Inc. is a Texas corporation headquartered in Dallas, Texas and a bank holding company registered under the Bank Holding Company Act of 1956. Through our wholly owned subsidiary, Veritex Bank, a Texas state chartered bank, we provide relationship-driven commercial banking products and services tailored to meet the needs of small to medium-sized businesses and professionals. Since our inception, we have targeted customers and focused our acquisitions primarily in the Dallas-Fort Worth metroplex. Following the completion of our merger with Sovereign Bancshares, Inc. on August 1, 2017 (the "Sovereign Merger") and our merger with Liberty Bancshares, Inc. on December 1, 2017 (the "Liberty Merger"), we operate 25 branches and one mortgage office, 22 of which are located in the Dallas-Fort Worth metroplex, with two branches in the Austin, Texas metropolitan area and two branches in the Houston, Texas metropolitan area. As we continue to grow, we expect to expand our market presence to include the broader Dallas-Fort Worth metroplex, as well as other metropolitan markets within the State of Texas.

        Our primary customers are small and medium-sized businesses and professionals. We believe that these businesses and professionals highly value the local decision-making and relationship-driven, quality service we provide and our deep, long-term understanding of Texas community banking. As a result of consolidation, we believe that there are few locally-based banks that are dedicated to providing this level of service to small and medium-sized businesses. Our management team's long-standing presence and experience in Texas gives us unique insight into our market and the needs of our customers. This enables us to respond quickly to customers, provide high quality personal service and develop comprehensive, long-term banking relationships by offering products and services tailored to meet the individual needs of our customers. This focus and approach enhances our ability to continue to grow organically, successfully recruit talented bankers and strategically source potential acquisitions within our target market.

        We currently operate in the Dallas-Fort Worth metroplex and other Texas markets, including the metropolitan areas of Austin and Houston, Texas. This area's economy is fueled by the real estate, technology, financial services, insurance, transportation, manufacturing, health care and energy sectors. This market area is among the most vibrant in the United States with a rapidly growing population, a high level of job growth, an affordable cost of living and a pro-growth business climate. Due to the Sovereign Merger and the Liberty Merger, we expect our market area will expand meaningfully within the broader Dallas-Fort Worth metroplex and develop a presence in other Texas markets, including the metropolitan areas of Austin and Houston. Upon completion of the Liberty Merger, we believe that we meaningfully expanded our market presence in Fort Worth, giving us scale and personnel to grow. We believe these metropolitan areas within Texas represent the primary markets for both our near-and long-term growth.

        As of September 30, 2017, we had total assets of $2.5 billion, total loans of $1.9 billion, and total stockholders' equity of $445.9 million.

        Our principal executive offices are located at 8214 Westchester Drive, Suite 400, Dallas, Texas 75225, and our telephone number is (972) 349-6200.

 RISK FACTORS

        Investing in securities issued by us involves certain risks. Before you invest in any securities issued by us, in addition to the other information included in, or incorporated by reference into, this prospectus, you should carefully consider the risk factors contained in Part I, Item 1A under the caption "Risk Factors" and elsewhere in our 2016 Form 10-K, which is incorporated by reference into this prospectus, as updated by our annual or quarterly reports for subsequent fiscal years or fiscal quarters that we file with the SEC and that are so incorporated. See "Where You Can Find More Information" for information about how to obtain a copy of these documents. You should also carefully consider the risks and other information that may be contained in, or incorporated by reference into, any prospectus supplement relating to specific offerings of securities.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES AND
PREFERRED STOCK DIVIDENDS

        Our consolidated ratio of earnings to fixed charges (from continuing operations) and earnings to fixed charges and preferred stock dividends for the most recent interim period ended as of September 30, 2017, and for each of the five fiscal years ended December 31, 2016, 2015, 2014, 2013 and 2012 are as follows:

		Year Ended December 31,
	Nine Months Ended September 30, 2017
		2016	2015	2014	2013	2012
Ratio of Earnings to Fixed Charges
Including interest on deposits	3.38	4.11	4.29	3.32	2.78	1.60
Excluding interest on deposits	15.41	17.83	13.79	9.01	8.35	3.05
Ratio of Earnings to Fixed Charges and Preferred Stock Dividends
Including interest on deposits	3.36	4.11	4.17	3.24	2.73	1.57
Excluding interest on deposits	14.70	17.83	12.15	8.14	7.51	2.72

        For purposes of determining the ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends, earnings are defined as the sum of pre-tax income from continuing operations and fixed charges. Fixed charges means the sum of interest expensed and the proportion deemed representative of the interest factor of rent expense.

USE OF PROCEEDS

        We intend to use the net proceeds from the sales of the securities in the manner and for the purposes set forth in the applicable prospectus supplement, which may include general corporate purposes.

        We will not receive any proceeds from the sale of shares of our common stock by the selling shareholder.

DESCRIPTION OF COMMON STOCK

General

        The following discussion summarizes some of the important rights of the holders of shares of our common stock. This discussion does not purport to be a complete description of these rights and may not contain all of the information regarding our common stock that is important to you. These rights can be determined in full only by reference to federal and state banking laws and regulations, the Texas Business Organizations Code (the "TBOC") and our Second Amended and Restated Certificate of Formation (our "certificate of formation") and Third Amended and Restated Bylaws (our "bylaws").

        We are incorporated in the State of Texas. The rights of our shareholders are generally covered by Texas law and our certificate of formation and bylaws. The terms of our capital stock are therefore subject to Texas law, including the TBOC, and the common and constitutional law of Texas. The following discussion describes the terms of our certificate of formation and bylaws. Our certificate of formation and bylaws have been filed with the SEC as Exhibit 3.1 and Exhibit 3.2, respectively, to the registration statement of which this prospectus is a part, and we encourage you to read those documents.

        Our certificate of formation authorizes us to issue up to 75,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $1.00 per share. The authorized but unissued shares of our capital stock will be available for future issuance without shareholder approval, unless otherwise required by applicable law or the rules of any applicable securities exchange.

Voting Rights

        Subject to any special voting rights that may be given to any series of preferred stock that we may issue in the future, holders of our common stock are entitled to one vote per share in the election of directors and on all other matters submitted to a vote of our shareholders. Shareholders are not entitled to cumulate their votes with respect to the election of directors. Directors are elected by a plurality of the votes cast.

Dividend Rights

        Holders of our common stock are entitled to dividends when, as and if declared by our board of directors out of funds legally available therefor.

Liquidation Rights

        Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, all shares of our common stock will be entitled to share equally in all remaining assets after the holders of shares of preferred stock or other senior securities have received the liquidation preference of their shares plus any declared but unpaid dividends, if any, and after all other indebtedness has been retired.

Other

        Our common stock has no preemptive or conversion rights and is not entitled to the benefits of any redemption or sinking fund provision.

Listing

        Our common stock is listed on The Nasdaq Global Market under the symbol "VBTX."

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company, whose address is 17 Battery Place, 8th Floor, New York NY 10004.

Business Combinations under Texas Law

        A number of provisions of Texas law, our certificate of formation and our bylaws could have an anti-takeover effect and make more difficult the acquisition of the Company by means of a tender offer, a proxy contest or otherwise and the removal of incumbent directors. These provisions are intended to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with our board of directors.

        We are subject to the affiliated business combinations provisions of Title 2, Chapter 21, Subchapter M of the TBOC (Sections 21.601 through 21.610), which provides that a Texas corporation may not engage in specified types of business combinations, including mergers, consolidations and asset sales, with a person, or an affiliate or associate of that person, who is an "affiliated shareholder." For purposes of this law, an "affiliated shareholder" is generally defined as the holder of 20% or more of the corporation's voting shares, for a period of three years from the date that person became an affiliated shareholder. The law's prohibitions do not apply if:

  •
  the business combination or the acquisition of shares by the affiliated shareholder was approved by the board of directors of the corporation before the affiliated shareholder became an affiliated shareholder; or

  •
  the business combination was approved by the affirmative vote of the holders of at least two-thirds of the outstanding voting shares of the corporation not beneficially owned by the affiliated shareholder, at a meeting of shareholders called for that purpose, not less than six months after the affiliated shareholder became an affiliated shareholder.

        We have more than 100 shareholders and are considered to be an "issuing public corporation" for purposes of this law. The affiliated business combinations provisions of the TBOC do not apply to the following:

  •
  the business combination of an issuing public corporation where: (a) the corporation's original certificate of formation or bylaws contain a provision expressly electing not to be governed by the affiliated business combinations provisions of the TBOC; (b) the corporation adopted an amendment to the certificate of formation or bylaws expressly electing not to be governed by the affiliated business combinations provisions of the TBOC before December 31, 1997; (c) the corporation adopts an amendment to its certificate of formation or bylaws, by the affirmative vote of the holders, other than affiliated shareholders, of at least two-thirds of the outstanding voting shares of the corporation, expressly electing not to be governed by the affiliated business combinations provisions of the TBOC, so long as the amendment does not take effect for 18 months following the date of the vote and does not apply to a business combination with an affiliated shareholder who became affiliated on or before the effective date of the amendment;

  •
  a business combination of an issuing public corporation with an affiliated shareholder that became an affiliated shareholder inadvertently, if the affiliated shareholder: (a) divests itself, as soon as possible, of enough shares to no longer be an affiliated shareholder; and (b) would not at any time within the three-year period preceding the announcement of the business combination have been an affiliated shareholder but for the inadvertent acquisition;

  •
  a business combination with an affiliated shareholder that was the beneficial owner of 20% or more of the outstanding voting shares of the corporation on December 31, 1996, and continuously until the announcement date of the business combination;

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  a business combination with an affiliated shareholder who became an affiliated shareholder through a transfer of shares by will or intestacy and continuously was an affiliated shareholder until the announcement date of the business combination; and

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  a business combination of a corporation with its wholly owned Texas subsidiary if the subsidiary is not an affiliate or associate of the affiliated shareholder other than by reason of the affiliated shareholder's beneficial ownership of voting shares of the corporation.

        Neither our certificate of formation nor our bylaws contain any provision expressly providing that the Company will not be subject to the affiliated business combinations provisions of the TBOC. The affiliated business combinations provisions of the TBOC may have the effect of inhibiting a non-negotiated merger or other business combination involving Veritex, even if that event would be beneficial to our shareholders.

Action by Written Consent

        Under Texas law, no action required or permitted to be taken at an annual or special meeting of shareholders may be taken by written consent in lieu of a meeting of shareholders without the unanimous written consent of all shareholders entitled to vote on the action unless the certificate of formation specifically allows action to be taken by a written consent of the shareholders holding at least the minimum number of shares necessary to take the action that is subject to that consent at a meeting of shareholders, even though such consent is not signed by all of the corporation's shareholders. Our amended and restated certificate of formation provides for shareholder action by less than unanimous written consent.

Certain Certificate of Formation and Bylaw Provisions Potentially Having an Anti-takeover Effect

        Our certificate of formation and bylaws contain certain provisions that could have an anti-takeover effect and thus discourage potential takeover attempts and make it more difficult for our shareholders to change management or receive a premium for their shares. These provisions include:

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  authorization for our board of directors to issue shares of one or more series of preferred stock without shareholder approval;

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  a requirement that directors only be removed from office for cause and only upon the affirmative vote of the holders of at least four-fifths (4/5) of the outstanding shares of our common stock;

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  a provision that vacancies on our board of directors, including newly created directorships, may be filled only by a majority vote of directors then in office;

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  a provision that any special meeting of our shareholders may be called only by a majority of the board of directors, the Chairman, the President or a holder or group of holders of at least 10.0% of our shares entitled to vote at the meeting;

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  no provision providing for the cumulative voting in the election of directors; and

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  a limitation on the ability of shareholders to call special meetings to those shareholders owning at least 10% of all shares entitled to vote in the election of directors at a meeting.

Limitation of Liability and Indemnification of Officers and Directors

        Our amended and restated certificate of formation will provide that our directors and officers will be indemnified by us to the fullest extent permitted by the TBOC, against all expenses incurred in connection with their service for or on our behalf. In addition, our amended and restated certificate of formation will provide that our directors and officers will not be personally liable for monetary damages to us to the fullest extent permitted by the TBOC.

        We have entered into indemnification agreements with our officers and directors pursuant to which they will be indemnified as described above and will be advanced costs and expenses subject to the condition that such officers and directors will reimburse us for all advancements paid if a final judicial determination is made that such officer or director is not entitled to indemnification under applicable law or regulation.

Registration Rights Agreement

        In connection with our initial public offering, we entered into a registration rights agreement with SunTx and William C. Murphy and certain affiliates of Mr. Murphy (collectively, the "WCM Parties"). Under this agreement, each of these holders may require us to file a registration statement under the Securities Act, including on Form S-3 to the extent such form is available to us, to register the sale of shares of our common stock, subject to certain limitations. These holders may each request a total of two such registrations and only one during any six-month period. In addition, if we propose to register securities under the Securities Act, then the holders who are party to the agreement will have "piggy-back" rights to request that we register their shares of our common stock, subject to certain limitations including quantity limitations determined by underwriters if the offering involves an underwriting. There is no limit to the number of these "piggy-back" registrations in which these holders may request their shares be included. We will bear the registration expenses incurred in connection with these registrations, other than underwriting discounts and commissions, except that the holders will bear the registration expenses incurred in connection with registrations requested and filed prior to the first anniversary of the date of our initial public offering. We have agreed to indemnify these holders against certain liabilities, including liabilities under the Securities Act, in connection with any registration effected under the agreement.

        On November 10, 2015, at the request of SunTx, we filed a registration statement on Form S-3, which became effective on November 25, 2015, registering the sale of all 1,572,370 shares of our common stock owned by SunTx. On December 14, 2016, each of the WCM Parties waived all "piggy-back" rights it had under the registration rights agreement with respect to our registered public offering of common stock on December 20, 2016.

        At the request of the WCM Parties, we are registering hereby an aggregate of 97,259 shares of common stock owned by Mr. Murphy and certain affiliates controlled by him.

DESCRIPTION OF PREFERRED STOCK

        The following description is a general summary of the terms of the preferred stock that we may issue. The description below and in any prospectus supplement relating to the offer for sale of shares of a series of our preferred stock does not purport to be complete and is subject to and qualified in its entirety by reference to our certificate of formation and the applicable certificate of designation to our certificate of formation establishing the terms of the series of preferred stock being offered for sale by means of a prospectus supplement and our bylaws, each of which we will make available upon request. The descriptions herein and in the applicable prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of our certificate of formation, the applicable certificate of designation and our bylaws because they, and not the summaries, define your rights as a holder of shares of our preferred stock. See "Where You Can Find More Information" for additional information.

General

        We are authorized to issue 10,000,000 shares of preferred stock, par value $0.01 per share. Our certificate of formation, subject to limitations prescribed in our bylaws and subject to limitations prescribed by Texas law, authorizes the board of directors, from time to time by resolution or duly authorizing committee of the board and without further shareholder action, to provide for the issuance of shares of preferred stock, in one or more series, and to fix the relative rights and preferences of the shares of a series including voting powers, dividend rights, liquidation preferences, redemption rights and conversion privileges. As a result of its broad discretion with respect to the creation, establishment of the terms, and issuance of shares of a series of our preferred stock without shareholder approval, our board of directors could adversely affect the voting power of the holders of common stock or another series of preferred stock and, by issuing shares of preferred stock with certain voting, conversion and/or redemption rights, could discourage any attempt to obtain control of our Company.

Terms of the Preferred Stock That We May Offer and Sell to You

        You should refer to the prospectus supplement relating to the shares of one or more series of preferred stock being offered for sale for the specific terms of that series, including:

  •
  the title and par value of the series of preferred stock being offered and the price per share at which such shares of the series of preferred stock are being offered to the public;

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  the number of shares of the series of preferred stock being offered;

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  the number of shares of preferred stock included in that series of preferred stock;

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  the liquidation preference per share of the preferred stock of such series;

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  the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculating the payment date(s) applicable to the shares of the series of preferred stock being offered;

  •
  whether dividends will be cumulative or noncumulative and, if cumulative, the date from which dividends on the shares of preferred stock being offered will accumulate;

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  the procedures for any auction and remarketing, if any, for the shares of preferred stock being offered;

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  the provisions for a sinking fund, if any, for the shares of preferred stock being offered;

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  the provisions for redemption, if applicable, of the shares of preferred stock being offered;

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  any listing of the shares of preferred stock being offered on any securities exchange or market;

  •
  the terms and conditions, if applicable, upon which the shares of preferred stock being offered will be convertible into or exchangeable for other securities or rights, or a combination of the foregoing, including the name of the issuer of the securities or rights, conversion or exchange ratio or price, or the manner of calculating the conversion or exchange ratio or price, and the conversion or exchange date(s) or period(s) and whether we will have the option to convert such preferred stock into cash;

  •
  voting rights, if any, of the shares of preferred stock being offered;

  •
  a discussion of any material and/or special United States federal income tax considerations applicable to the shares of preferred stock being offered;

  •
  the relative ranking and preferences of the shares of preferred stock being offered as to dividend rights to participate in our assets and rights upon winding up or termination of the affairs of our Company;

  •
  any limitations on the issuance of any series of preferred stock ranking senior to or equally with the series of preferred stock being offered as to dividend rights and rights to participate in our assets upon winding up or termination of the affairs of our Company; and

  •
  any other specific terms, preferences, rights, limitations or restrictions of the shares of preferred stock being offered.

 DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of common stock, preferred stock or debt securities and may issue warrants independently or together with common stock, preferred stock or debt securities or attached to or separate from such securities, in one or more series. If we offer warrants, we will describe the terms in a prospectus supplement (and any free writing prospectus). Warrants may be offered independently, together with other securities offered by any prospectus supplement, or through a dividend or other distribution to shareholders and may be attached to or separate from other securities. Warrants may be issued under a written warrant agreement to be entered into between us and the holder or beneficial owner, or under a written warrant agreement with a warrant agent specified in a prospectus supplement. A warrant agent would act solely as our agent in connection with the warrants of a particular series and would not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of those warrants.

        The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

  •
  title of the warrants;

  •
  the aggregate number of warrants;

  •
  the price or prices at which the warrants will be issued;

  •
  the designation, number, aggregate principal amount, denominations and terms of the securities that may be purchased on exercise of the warrants;

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  the designation and terms of the other securities, if any, with which the warrants are issued and the number of the warrants issued with each such offered security;

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  the date, if any, on and after which the warrants and the securities offered with the warrants, if any, will be separately transferable;

  •
  the purchase price for each security purchasable on exercise of the warrants;

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  the dates on which the right to purchase certain securities upon exercise of the warrants will begin and end;

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  the periods during which and places at which such warrants are exercisable;

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  the minimum or maximum amount of the warrants that may be exercised at any one time;

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  any anti-dilution protection provisions;

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  the provisions, if any, for changes to or adjustments in the exercise price of the warrants;

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  the terms of any right that we may have to redeem or call the warrants;

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  the currency or currencies in which such warrants are exercisable, if other than U.S. dollars;

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  the effect of any merger, consolidation, sale or other transfer of our business on the warrants and the applicable warrant agreement;

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  the name and address of the warrant agent, if any;

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  whether the warrants will be issued in certificated or book-entry form; and

  •
  any other material terms, including terms, procedures and limitations relating to the transferability, exchange, exercise or amendment of such warrants.

        Until any warrants to purchase our securities are exercised, holders of the warrants will not have any rights of holders of the underlying securities.

 DESCRIPTION OF SUBSCRIPTION RIGHTS

        We may issue subscription rights to purchase our common stock, preferred stock or debt securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

        The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

  •
  the price, if any, for the subscription rights;

  •
  the exercise price payable for each share of our common stock or preferred stock or for debt securities upon the exercise of the subscription rights;

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  the number of subscription rights issued to each shareholder;

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  the number and terms of each share of our common stock or preferred stock or for debt securities which may be purchased per each subscription right;

  •
  the extent to which the subscription rights are transferable;

  •
  any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;

  •
  any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

  •
  the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

  •
  the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

  •
  if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

        The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and is subject to, and will be qualified in its entirety by reference to, the applicable subscription rights agreement and subscription rights certificate, which will be filed with the SEC in connection with any offering of subscription rights.

DESCRIPTION OF DEBT SECURITIES

        The complete terms of the debt securities will be contained in the indenture and supplemental indenture applicable to the debt securities. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the indenture and applicable supplemental indenture. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

        We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, debt securities, including debentures, notes, bonds and other evidences of indebtedness as set forth in the applicable prospectus supplement. The debt securities may be either secured or unsecured and will either be senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and a trustee to be specified in an accompanying prospectus supplement. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. We refer to the senior indenture and the subordinated indenture together as the indentures. This prospectus, together with the applicable prospectus supplement, will describe the terms of each series of debt securities that we may offer from time to time.

        The following summary of the material provisions of the indentures and the debt securities does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the applicable indenture and certificates evidencing the applicable debt securities. The specific terms of the applicable indenture and debt securities will be described in the applicable prospectus supplement. If any particular terms of the indenture or debt securities described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by those described in the applicable prospectus supplement.

        Capitalized terms used in this section but not defined have the meanings given to those terms in the accompanying prospectus or, if not defined in the accompanying prospectus, in the applicable indenture.

        In this section "Description of Debt Securities," the "Company," "we," "our," or "us" refer only to Veritex Holdings, Inc. and not to any of its subsidiaries.

General

        Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. We are not limited as to the amount of debt securities that we may issue under the indentures. Unless otherwise provided in a prospectus supplement, a series of debt securities may be reopened to issue additional debt securities of such series. The subordinated debt securities will be subordinated as described below under the heading "Subordinated Debt."

        The prospectus supplement relating to a particular series of debt securities will set forth the material terms of the debt securities being offered, including:

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  the title of the debt securities and whether they are senior debt securities or subordinated debt securities;

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  the offering price;

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  the aggregate principal amount of such series which may be authenticated and delivered under the indentures;

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  the maturity date or dates;

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  if applicable, whether the debt securities shall be subject to the defeasance provisions described below under "Satisfaction and Discharge" or such other defeasance provisions specified in the applicable prospectus supplement for the debt securities;

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  any conversion or exchange provisions;

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  any deletions of, or changes or additions to, the events of default, acceleration provisions or covenants;

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  the date of the debt securities if other than the date of original issuance;

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  the person who shall be entitled to receive interest, if other than the record holder on the record date;

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  the date or dates on which the principal of the debt securities of such series is payable;

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  the rate or rates, and if applicable the method used to determine the rate, at which the debt securities of such series shall bear interest, if any, the date or dates from which such interest shall accrue, the date or dates on which such interest shall be payable and the record date or dates for the interest payable on any debt securities on any interest payment date;

  •
  the place or places where payments of principal and interest may be made;

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  the obligation, if any, of the Company to redeem or purchase the debt securities of such series, at the option of the Company or at the option of a holder thereof, pursuant to any sinking fund or other redemption provisions and the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities of the series may be so redeemed or purchased, in whole or in part;

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  if issued other than in denominations of $1,000 or any multiple of $1,000, the denominations in which the debt securities shall be issuable;

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  the portion of the principal amount that will be payable upon acceleration of maturity, if other than the entire principal amount;

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  if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable, whether we or a holder may elect payment to be made in a different currency and the designation of the original currency determination agent;

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  if the amount of payments of principal of (and premium, if any, on) or any interest on the debt securities of the series may be determined with reference to an index, the manner in which such amounts shall be determined;

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  whether the debt securities will be issuable in the form of a global security;

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  any interest rate calculation agents, paying agents, authenticating agents, security registrars or other agents for the debt securities, if other than the trustee;

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  whether and under what circumstances we will pay Additional Amounts in respect of any series of debt securities and whether we have the option to redeem such debt securities rather than pay such Additional Amounts;

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  any provisions relating to the extension of maturity of, or the renewal of, the debt securities of such series, or the conversion of the debt securities of such series into other securities of the Company;

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  any provisions relating to the purchase or redemption of all or any portion of a tranche or series of debt securities, including the period of notice required to redeem those debt securities;

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  the terms and conditions, if any, pursuant to which the debt securities are secured;

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  any subordination provisions applicable to the subordinated debt securities if different from those described below under "Subordinated Debt"; and

  •
  any other specific terms of such debt securities.

        If we denominate the purchase price of any of the debt securities in a foreign currency or currencies, or if the principal of or premium, if any, or interest on any series of debt securities is payable in a foreign currency or currencies, we will include in the applicable prospectus supplement information on the restrictions, elections, material United States federal income tax considerations, specific terms and other information with respect to that issue of debt securities and the foreign currency or currencies.

        Unless otherwise specified in the prospectus supplement, the debt securities will be registered debt securities. Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The material United States federal income tax considerations applicable to debt securities sold at a discount will be described in the applicable prospectus supplement.

Senior Debt

        Except as otherwise provided in a supplemental indenture or prospectus supplement, senior debt securities will be unsecured and will rank equally with all other unsecured and unsubordinated debt of the Company, and will rank senior in right of payment to any subordinated debt.

Subordinated Debt

        Except as otherwise provided in a supplemental indenture or prospectus supplement, subordinated debt securities will be unsecured and will be subordinated in right of payment, to the prior payment in full of all of our "senior indebtedness," as more fully described in the applicable prospectus supplement. Notwithstanding the foregoing, if a deposit is made in accordance with the terms of the indenture with respect to any debt securities (and provided all other conditions set out in the indenture shall have been satisfied with respect to such debt securities), then, when the 90th day after such deposit has ended, no money obligations so deposited, and no proceeds thereon, will be subject to any rights of holders of Senior Indebtedness.

        Under the subordinated debt indenture, "senior indebtedness" means, without duplication, the principal, premium, if any, unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization, whether or not a claim for post-filing interest is allowed in such proceeding), fees, charges, expenses, reimbursement and indemnification obligations, and all other amounts payable under or in respect of the following indebtedness, whether any such indebtedness exists as of the date of the indenture or is created, incurred or assumed after such date:

  •
  all obligations for borrowed money;

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  all obligations evidenced by debentures, debt securities or other similar instruments;

  •
  all obligations in respect of letters of credit or bankers acceptances or similar instruments (or reimbursement obligations with respect thereto),

  •
  all obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business;

  •
  all indebtedness of others guaranteed by us or any of our subsidiaries or for which we or any of our subsidiaries is legally responsible or liable (whether by agreement to purchase indebtedness of, or to supply funds or to invest in, others); and

  •
  indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by the Company but excluding any obligations of the Company which are required (as opposed to elected to be treated) as capitalized leases under GAAP.

Methods of Receiving Payments on the Notes

        Unless otherwise indicated in a prospectus supplement, the debt securities will be payable as to principal, redemption premium, if any, and interest at the office or agency of the paying agent (which may be us), or, at our option, payment of interest may be made by check mailed to the holders of the debt securities at their addresses set forth in the register of holders.

Events of Default; Waiver

        Unless we indicate otherwise in a prospectus supplement with respect to a particular series of debt securities, an "event of default," when used in the indentures, means any of the following:

  •
  our default in the payment of the principal, premium, if any, or any payment required by a sinking or analogous fund with respect to any of the debt securities when due, either at maturity, upon redemption, by declaration or otherwise;

  •
  our default in the payment of any interest on the debt securities when due, and continuance of such default for a period of 90 days;

  •
  our failure to observe or perform any other covenant or agreement in the debt securities or the applicable indenture and the continuance of such default or breach for a period of 90 days after our receipt of notice from the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of that series specifying such failure and requiring it to be remedied;

  •
  a court having jurisdiction enters a decree or order for relief in respect of us or a Material Subsidiary in an involuntary case or preceding under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of us or a Material Subsidiary or for any substantial part of our or its respective property, or ordering the winding-up or liquidation of our affairs shall have been entered and remained unstayed and in effect for a period of 60 consecutive days;

  •
  we or a Material Subsidiary commence a voluntary case under any applicable bankruptcy, insolvency or other similar law, or consent to the entry of a decree or order for relief in an involuntary case or proceeding under any such law, or the consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of us or a Material Subsidiary or of any substantial part of our or its respective property, or the making by us or a Material Subsidiary of a general assignment for the benefit of creditors; or

  •
  any other event of default provided with respect to a particular series of debt securities, as described in the prospectus supplement with respect to the offering of such series.

        A Material Subsidiary means Veritex Bank or any successor thereof or any of our subsidiaries that is a depository institution and that has consolidated assets equal to 80% or more of our consolidated assets.

        If an event of default occurs and continues, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities by notice to us (with a copy to the trustee, if given by holders) may declare the principal to be immediately due and payable with respect to all the debt securities of that series, in the case of an event of default described in the first, second, third or sixth bullet above, or all of the debt securities issued under the indentures, in the case of an event of default described in the fourth or fifth bullet above.

        The indentures also provide that the holders of a majority in principal amount of the debt securities may waive any existing default with respect to the debt securities and its consequences, except a default in the payment of the principal of and interest on the debt securities, if we have cured the event of default and deposited with the trustee a sum sufficient to pay the principal, premium, if any, and matured installments of interest which shall have become due otherwise than by acceleration.

        The holders of a majority in principal amount of the debt securities of each series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee or exercising any trust or power conferred on the trustee. However, the trustee may refuse to follow any direction that conflicts with law or the indentures or that the trustee determines may be unjustly prejudicial to the holders of the debt securities not joining in the direction or that may involve the trustee in personal liability. In addition, the trustee may take any other action it deems proper consistent with any such direction received from the holders of the debt securities.

        The trustee shall be under no obligation to exercise any of the rights or powers vested in it by the indentures at the request, order or direction of any of the holders pursuant to the indentures, unless such holders shall have offered to the trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. Except to enforce the right to receive payment of principal, premium, if any, or interest, when due, no holder of a note will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy under the indenture unless:

  •
  such holder has previously given the trustee written notice of a continuing event of default;

  •
  holders of at least 25% in aggregate principal amount of the outstanding debt securities have made a written request to the trustee to pursue the remedy;

  •
  such holders provide to the trustee reasonable indemnity acceptable to the trustee against the costs, expenses and liabilities to be incurred with such request;

  •
  the trustee has failed to institute a proceeding within 60 days after its receipt of the notice, request and offer of indemnity; and

  •
  the holders of a majority in aggregate principal amount of the outstanding debt securities do not give the trustee a direction inconsistent with the request within such 60-day period.

        Each indenture requires the applicable trustee to notify the holders of a series regarding the existence of any default, unless the default has been cured or waived. In addition, in the case of a default in payment of principal of or interest on any note, or the payment of any sinking or purchase fund installment, the trustee may withhold notice of a default if and so long as a committee of its directors and/or responsible officers in good faith determines that withholding the notice is in the interests of the holders of the debt securities. Furthermore, the trustee shall not provide notice of default to the holders of debt securities following the third event of default described in this section unless at least 30 days after the occurrence thereof. For purposes of these requirements, a "default" means any event which is, or after notice or lapse of time or both would become, an event of default under the indentures with respect to the debt securities of such series.

        We are required to deliver to the trustee, within 120 days after the end of our fiscal year, commencing in the year during which the first series of debt securities is issued under an indenture, a written statement from our applicable officers regarding whether we have fulfilled all of our obligations under the indenture throughout the year and specifying any known default and its status.

Merger, Consolidation, Sale, Lease or Conveyance

        Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, we will not merge into or consolidate with any other corporation, or sell or convey all or substantially all of our assets to any person, firm, or corporation unless:

  •
  we are either the continuing corporation or the successor corporation is a corporation organized and existing under the laws of the United States or a state thereof or the District of Columbia and expressly assumes the due and punctual payment of the principal, premium, if any, and interest on all the debt securities according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the indenture to be performed by us by supplemental indenture satisfactory to the trustee, executed and delivered to the trustee by such successor corporation;

  •
  neither we nor such successor corporation, immediately after giving effect to such merger, consolidation, sale or conveyance, will be in default in the performance of any covenant or condition under the applicable indenture; and

  •
  we shall have delivered to the trustee an officers' certificate and an opinion of counsel, each stating that the transaction complies with the terms of the applicable indenture and that all conditions precedent in such indenture provided for relating to such transaction have been complied with.

        In the case of any such consolidation or merger, sale or conveyance and upon any such assumption by the successor corporation, the successor corporation shall succeed to, and be substituted for, us under the applicable indenture with the same effect as if it had been an original party to such indenture. As a result, we will be released from all our liabilities and obligations under such indenture and under the debt securities issued thereunder.

        Although there is a limited body of case law interpreting the phrase "substantially all" and similar phrases, there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve "substantially all" the property or assets of a person.

Certain Covenants

        The applicable prospectus supplement will describe any restrictive covenants applicable to any debt securities we offer for sale.

Modification of the Indenture

        Unless we indicate otherwise in a prospectus supplement and except as set forth below, modification and amendment of an indenture, or entry into a supplemental indenture applicable to the debt securities may be made only when authorized by the board of directors and with the consent of the holders of not less than a majority in principal amount of the debt securities affected by such supplemental indenture, voting together as a single class.

        Notwithstanding the foregoing, no modification or amendment of an indenture as applicable to any series of debt securities may:

  •
  extend the fixed maturity of any debt security, or reduce the principal amount thereof or premium, if any, or reduce the rate or extend the time of payment of interest thereon, without the consent of the holder of each debt security so affected;

  •
  reduce the percentage in principal amount of outstanding debt securities that is required for any supplemental indenture without the consent of the holders of all debt securities then outstanding;

  •
  modify the subordination provision in a manner adverse to the holders of any debt security; or

  •
  modify such provisions with respect to modification and waiver.

        In addition, we and the trustee may modify or amend the indentures as applicable to the debt securities, without the consent of any holder of the debt securities, for any of the following purposes:

  •
  to evidence the succession of another corporation to the Company and provide for the successor's assumption of the covenants, agreements and obligations under the indentures and the debt securities issued thereunder;

  •
  to add further covenants, restrictions, conditions or provisions as our board of directors considers to be for the protection of the holders of the debt securities, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the remedies provided under the applicable indenture, with such period of grace and subject to such conditions as such supplemental indenture may provide;

  •
  to add or change any of the provisions of the indenture to provide that the debt securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of or any premium or interest on Bearer Securities, to permit Bearer Securities to be issued in exchange for Registered Securities, to permit Bearer Securities to be issued in exchange for Bearer Securities of other authorized denominations or to permit or facilitate the issuance of debt securities in uncertificated form; provided, that no such action shall adversely affect the interests of the holders of the debt securities or any related coupons in any material respect;

  •
  to modify, eliminate or add provisions of the indenture in order to effect the qualification of the applicable indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and to add such other provisions as may be expressly permitted by the Trust Indenture Act, excluding Section 316(a)(2) thereof;

  •
  to modify, eliminate or add to any provisions of the indenture; provided that any such change or elimination becomes effective only when there are no outstanding debt securities or does not apply to any outstanding debt security;

  •
  (i) to cure any ambiguity or to correct or supplement any provision in the indenture or any supplemental indenture which may be defective or inconsistent with any other provision, to convey, transfer, assign, mortgage or pledge any property to or with the trustee or to make such other provisions in regard to matters or questions arising under the indenture; provided, that no such provision, shall adversely affect in any material respect the interests of the holders of the debt securities or any related coupons, including provisions necessary or desirable to provide for or facilitate the administration of the trusts;

  •
  to secure any series of debt securities; and

  •
  to evidence and provide for the acceptance and appointment by a successor trustee with respect to the debt securities of one or more series and to add or change any provisions of the indenture as necessary to provide for or facilitate the administration of the trusts by more than one trustee.

        The trustee shall not be obligated to enter into any amendment or supplemental indenture, which adversely affects the trustee's own rights, duties or immunities under the applicable indenture or otherwise.

        Subject to the requirements for the holders to waive a default and to pursue a remedy with respect to the applicable indenture or the debt securities and the rights of any holder of a debt security to receive payment of principal of, premium, if any, on and interest on such note, holders of a majority in aggregate principal amount of the debt securities voting as a single class may waive compliance in a particular instance by us with any provision of the applicable indenture or the debt security and rescind and annual such declaration and its consequences, except as otherwise stated above, but no waiver or rescission and annulment will extend to or affect any subsequent default or impair any other right.

Outstanding Notes; Determinations of Holders' Actions

        Debt securities outstanding at any time are the debt securities authenticated and delivered by the trustee except for those cancelled by the trustee or delivered to the trustee for cancellation, those debt securities, or portions thereof, for which we have deposited in trust with the trustee or any paying agent, a sufficient amount of money for the payment or redemption thereof, those debt securities that been defeased under the indenture, and those debt securities that have been exchanged for other debt securities issued under the indenture or that have been mutilated, destroyed, lost or stolen and replaced by the trustee. A debt security does not cease to be outstanding because we or an affiliate of us holds the debt security; provided, that in determining whether the holders of the requisite aggregate principal amount of debt securities have given or concurred in any request, demand, authorization, notice, direction, consent, or waiver, debt securities owned by us any other obligor of the debt securities, or any other person directly or indirectly controlling or controlled by or under direct or indirect common control with us or any other obligor on the debt securities, will be disregarded and deemed not to be outstanding for the purpose of any such determination, except for certain instances where the debt securities have been pledged in good faith.

        The trustee may make reasonable rules for action by or at a meeting of holders of the debt securities. The registrar or paying agent may make reasonable rules and set reasonable requirements for its functions.

Satisfaction and Discharge

        Each indenture may be discharged and cease to be of further effect as to the applicable debt securities, when:

  •
  either:

  •
  all debt securities of any series that have been authenticated and all coupons, if any, appertaining thereto have been delivered to the trustee for cancellation, except (a) coupons on Bearer Securities that meet certain conditions, (b) debt securities and coupons that have been destroyed, lost or stolen and that have been replaced or paid as provided in the indenture, (c) coupons relating to debt securities called for redemption and maturing after the relevant redemption date, whose surrender has been waived, and (d) debt securities and coupons for which payment has been deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from such trust; or

  •
  all debt securities and certain coupons discussed above that have not been delivered to the trustee for cancellation (a) have become due and payable, (b) are by their terms due and payable within one year, or (c) are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption, and in the case of clauses (a) and (c) in the preceding bullet, we have deposited or caused to be deposited with the trustee as trust funds the entire amount (other than moneys repaid by the trustee or any paying agent to us under the terms of the indenture) sufficient to pay at maturity or upon redemption all debt securities of such series and coupons not delivered to the trustee for cancellation, including principal (and premium, if any) and any interest due or to become due to such date of maturity or date of redemption;

  •
  we have paid or caused to be paid all other sums payable by us under the applicable indenture with respect to the debt securities;

  •
  upon demand of and at our cost and expense, the trustee has executed proper instruments acknowledging the satisfaction and discharge of the applicable indenture with respect to the debt securities; and

  •
  we have delivered to the trustee an officers' certificate and an opinion of counsel stating that the conditions precedent to the satisfaction and discharge of the debt securities have been complied with.

Legal Defeasance and Covenant Defeasance

Legal Defeasance

        Under the terms of the indentures and unless as otherwise provided in a supplemental indenture, we will be deemed to have paid and will be discharged from any and all obligations in respect of the debt securities on the 123rd day (or later as described below) after we have made the deposit referred to below, and the provisions of the applicable indenture will cease to be applicable with respect to the debt securities (except for, among other matters, certain rights of the holders to receive payments of principal, premium and interest on such debt securities from the trust fund, and our obligations to register the transfer of or exchange of the debt securities, prepare temporary debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and to hold funds for payment in trust, and rights, powers, trusts, duties, and immunities with respect to the trustee) if:

  •
  we have irrevocably deposited or caused to be deposited with the trustee, in trust, money in an amount and/or non-callable or non-redeemable government securities that will provide funds in amount sufficient, in the opinion of a nationally recognized public accounting firm expressed in a written certification delivered to the trustee, to pay the principal of, premium, if any, and accrued interest on the debt securities at the time such payments are due or on the applicable redemption date in accordance with the terms of the applicable indenture and any mandatory sinking fund payments or analogous payments applicable to such debt securities;

  •
  no default or event that after notice or lapse of time, or both, would become a default with respect to such debt securities, will have occurred and be continuing on the date of such deposit, or insofar as events of default due to certain events of bankruptcy, insolvency or reorganization in respect of us are concerned, during the period ending on the 123rd day after the date of such deposit or, if longer, ending on the day following the expiration of the longest preference period applicable to the company with respect to such deposit;

  •
  such defeasance or covenant defeasance does not (i) cause the trustee for the debt securities to have a conflicting interest under the terms of the indenture or the Trust Indenture Act or (ii) result in the trust arising from such deposit to constitute, unless it is qualified, a regulated investment company under the Investment Company Act of 1940, as amended;

  •
  such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, the indenture or any other agreement or instrument to which we are a party or by which we are bound;

  •
  such defeasance or covenant defeasance does not cause any debt securities of such series then listed on any registered national securities exchange under the Exchange Act to be delisted;

  •
  we have delivered to the trustee an opinion of counsel stating that (a) we have received from, or there has been published by, the Internal Revenue Service a ruling, or (b) since the date of the indenture there has been a change in the applicable federal income tax law, to the effect that, and based thereon, holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance had not occurred;

  •
  such defeasance is effected in compliance with any terms, conditions or limitations which may be imposed on the Company in connection with a supplemental indenture or board resolutions establishing such series of debt securities; and

  •
  we shall have delivered to the trustee an officers' certificate and an opinion of counsel, each stating that, all conditions precedent and subsequent provided for in the indenture relating to the defeasance have been complied with.

Covenant Defeasance

        Under the terms of the indentures and unless as otherwise provided in a supplemental indenture, we will not need to comply with certain restrictive covenants, and the provisions of the applicable indenture will cease to be applicable with respect to an event of default under the debt securities other than an event of default due to our failure to pay the principal of or interest on the debt securities when due, upon:

  •
  the satisfaction of the conditions described in "—Legal Defeasance," other than with respect to the sixth bullet point; and

  •
  our delivery to the trustee of an opinion of counsel to the effect that the holders of the debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such covenant defeasance and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

        If we exercise our option to omit compliance with certain provisions of the applicable indenture as described in the immediately preceding paragraph and the debt securities are declared due and payable because of the occurrence of an event of default that remains applicable, the amount of money and/or non-callable government securities on deposit with the trustee may not be sufficient to pay amounts due on the debt securities at the time of acceleration resulting from such event of default. In such event, we will remain liable for such payments.

Limitation on Individual Liability

        No incorporator or past, present or future shareholder, officer or director of us or any successor corporation, as such, will have any liability for any obligations of us under the debt securities or the indentures or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of a debt security, by accepting a note waives and releases such liability. The waiver and release are part of the consideration for the issuance of the debt securities. Such waiver may not be effective to waive liabilities under the federal securities laws.

Trustee

        The accompanying prospectus supplement will specify the trustee for the particular series of debt securities to be issued under the indentures.

        At all times, the trustee must be a corporation organized and doing business under the laws of the United States or any state or territory thereof or of the District of Columbia, with authority to exercise corporate trust powers, be subject to the supervision or examination by federal, state, territorial or District of Columbia authority, have at all times a combined capital and surplus of not less than $5,000,000 and not be the Company or any person directly or indirectly controlled or controlled by or under common control with the Company.

        If the trustee acquires any conflicting interest, as defined in the Trust Indenture Act, with respect to the debt securities, within 90 days after the trustee has or acquired a conflicting interest, which has not been cured or waived, the trustee would generally be required by the Trust Indenture Act to eliminate that conflicting interest or resign as trustee with respect to the debt securities issued under the applicable indenture. If the trustee resigns, we are required to promptly appoint a successor trustee with respect to the affected securities. The trustee and/or certain of its affiliates may provide banking, investment and other services to us.

Notices

        Any notices required to be given to the holders of the debt securities will be given by mail to the addresses of the holders in the security register.

Governing Law

        The indentures and the debt securities are governed by, and will be construed in accordance with, the laws of the State of New York. The indentures will be subject to the provisions of the Trust Indenture Act that are required to be part of the indentures and shall, to the extent applicable, be governed by such provisions.

Book-Entry Delivery and Settlement

Global Notes

        We will issue any debt securities in the form of one or more global notes in definitive, fully registered, book-entry form. The global notes will be deposited with or on behalf of DTC, and registered in the name of Cede & Co., as nominee of DTC. Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may hold interests in the global notes through DTC.

        DTC has advised us that:

  •
  DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under Section 17A of the Exchange Act.

  •
  DTC holds securities that its participants deposit with DTC and facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates.

  •
  Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations, some of whom, and/or their representatives, own DTC.

  •
  DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, or "DTCC." DTCC is the holding company for DTC, National Securities Clearing Corporation and

    Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries.

  •
  Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

  •
  The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

        We have provided the description of the operations and procedures of DTC in this prospectus solely as a matter of convenience. These operations and procedures are solely within the control of those organizations and are subject to change by them from time to time. None of us, any underwriters nor any trustee takes any responsibility for these operations or procedures, and you are urged to contact DTC or their participants directly to discuss these matters.

        We expect that under procedures established by DTC:

  •
  upon deposit of the global notes with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated by any underwriters with portions of the principal amounts of the global notes; and

  •
  ownership of the debt securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

        The laws of some jurisdictions may require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the debt securities represented by a global note to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in debt securities represented by a global note to pledge or transfer those interests to persons or entities that do not participate in DTC's system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

        So long as DTC or its nominee is the registered owner of a global note, DTC or that nominee will be considered the sole owner or holder of the debt securities represented by that global note for all purposes under the indenture and under the debt securities. Except as provided below, owners of beneficial interests in a global note will not be entitled to have debt securities represented by that global note registered in their names, will not receive or be entitled to receive physical delivery of certificated notes and will not be considered the owners or holders thereof under the applicable indenture or under the debt securities for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee. Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if that holder is not a direct or indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of debt securities under the applicable indenture or a global note.

        Neither we nor any trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of debt securities by DTC, or for maintaining, supervising or reviewing any records of those organizations relating to the debt securities.

        Payments on the debt securities represented by the global notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. We expect that DTC or its nominee, upon receipt of any payment on the debt securities represented by a global note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the global note as shown in the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global note held through such participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. The participants will be responsible for those payments.

Settlement Procedures

        Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds.

Certificated Notes

        Individual certificates in respect of any debt securities will not be issued in exchange for the global notes, except in very limited circumstances. We will issue or cause to be issued certificated notes to each person that DTC identifies as the beneficial owner of the debt securities represented by a global note upon surrender by DTC of the global note if:

  •
  DTC notifies us that it is no longer willing or able to act as a depositary for such global note or ceases to be a clearing agency registered under the Exchange Act, and we have not appointed a successor depositary within 90 days of that notice or becoming aware that DTC is no longer so registered;

  •
  an event of default has occurred and is continuing, and DTC requests the issuance of certificated notes; or

  •
  subject to DTC's procedures, we determine not to have the debt securities of such series represented by a global note.

        Neither we nor any trustee will be liable for any delay by DTC, its nominee or any direct or indirect participant in identifying the beneficial owners of the debt securities. We and any trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the certificated notes to be issued.

DESCRIPTION OF DEPOSITARY SHARES

        We may elect to offer fractional interests in shares of our preferred stock, in which case we will issue receipts for depositary shares and each of these depositary shares will represent a fraction of a share of the applicable series of our preferred stock, as set forth in the applicable prospectus supplement. The following summary of the terms of the depositary shares does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the terms of the depositary shares and our preferred stock, as well as the form of the deposit agreement, our charter and the articles supplementary relating to the applicable series of our preferred stock that are, or will be, filed with the SEC. Therefore, you should carefully consider the actual provisions of these documents.

General

        Each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of our preferred stock underlying that depositary share, to all rights and preferences of our preferred stock underlying that depositary share. These rights may include dividend, voting, redemption and liquidation rights.

        The shares of our preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary, under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares. The name and address of the principal executive office of the depositary will be included in the prospectus supplement relating to the issue.

        The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

Dividends and Other Distributions

        The depositary will distribute cash dividends or other cash distributions, if any, received in respect of the series of our preferred stock underlying the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for our preferred stock.

        In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary, with our approval, may adopt another method for the distribution, including selling the property and distributing the net proceeds to the holders.

Liquidation Preference

        If a series of our preferred stock underlying the depositary shares has a liquidation preference, in the event of our voluntary or involuntary liquidation, dissolution or winding up, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of our preferred stock, as set forth in the applicable prospectus supplement.

Redemption

        If a series of our preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of our preferred stock held by the depositary. Whenever we redeem any of our preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing our preferred stock so redeemed. The depositary will mail the notice of redemption to the record holders of the depositary receipts promptly upon receiving the notice from us and no fewer than 20 nor more than 60 days, unless otherwise provided in the applicable prospectus supplement, prior to the date fixed for redemption of our preferred stock.

        After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption.

Voting

        Upon receipt of notice of any meeting at which the holders of our preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts underlying our preferred stock. Each record holder of those depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of our preferred stock underlying that holder's depositary shares. The record date for the depositary will be the same date as the record date for our preferred stock. The depositary will try, as far as practicable, to vote our preferred stock underlying the depositary shares in accordance with these instructions. We will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to vote our preferred stock in accordance with these instructions. The depositary will not vote our preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of Preferred Stock

        Owners of depositary shares will be entitled to receive upon surrender of depositary receipts at the principal office of the depositary and payment of any unpaid amount due to the depositary, the number of whole shares of our preferred stock underlying their depositary shares.

        Partial shares of our preferred stock will not be issued. Holders of our preferred stock will not be entitled to deposit the shares under the deposit agreement or to receive depositary receipts evidencing depositary shares for our preferred stock.

Amendment and Termination of the Deposit Agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between the depositary and us. However, any amendment which materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of at least a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:

  •
  all outstanding depositary shares have been redeemed; or

  •
  there has been a final distribution of our preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Charges of Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangement. We will also pay charges of the depositary in connection with:

  •
  the initial deposit of our preferred stock;

  •
  the initial issuance of the depositary shares;

  •
  any redemption of our preferred stock; and

  •
  all withdrawals of our preferred stock by owners of depositary shares.

        Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and other specified charges as provided in the deposit agreement for their accounts. If these charges have not been paid, the depositary may:

  •
  refuse to transfer depositary shares;

  •
  withhold dividends and distributions; and

  •
  sell the depositary shares evidenced by the depositary receipt.

Miscellaneous

        The depositary will forward to the holders of depositary receipts all reports and communications we deliver to the depositary that we are required to furnish to the holders of our preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of our preferred stock.

        Neither we nor the depositary will be liable if either we or the depositary are prevented or delayed by law or any circumstance beyond the control of either the depositary or us in performing our respective obligations under the deposit agreement. Our obligations and the depositary's obligations will be limited to the performance in good faith of our or the depositary's respective duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or our preferred stock unless satisfactory indemnity is furnished. The depositary and we may rely on:

  •
  written advice of counsel or accountants;

  •
  information provided by holders of depositary receipts or other persons believed in good faith to be competent to give such information; and

  •
  documents believed to be genuine and to have been signed or presented by the proper party or parties.

Resignation and Removal of Depositary

        The depositary may resign at any time by delivering a notice to us. We may remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal. The successor depositary must be a bank and trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000.

 DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS

        We may issue purchase contracts for the purchase or sale of our common stock, preferred stock or debt securities issued by us or by third parties as specified in the applicable prospectus supplement. Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase on specified dates, such securities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the securities otherwise deliverable, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract. The price per security and the number of securities may be fixed at the time the purchase contracts are entered into or may be determined by reference to a specific formula set forth in the applicable purchase contracts.

        The purchase contracts may be issued separately or as part of units consisting of a purchase contract and debt securities or debt obligations of third parties, including U.S. treasury securities, or any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders' obligations to purchase the securities under the purchase contracts, which we refer to herein as "purchase units." The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner. The purchase contracts also may require us to make periodic payments to the holders of the purchase contracts or the purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded on some basis.

        The prospectus supplement relating to any offering of purchase contracts or purchase units will contain the specific terms of the purchase contracts or purchase units. These terms may include, without limitation, the following:

  •
  whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

  •
  whether the purchase contracts are to be prepaid or not;

  •
  whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

  •
  any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts or purchase units;

  •
  a discussion of the material U.S. federal income tax considerations applicable to the purchase contracts or purchase units;

  •
  whether the purchase contracts or purchase units will be issued in fully registered or global form; and

  •
  any other terms of the purchase contracts or purchase units and any securities subject to such purchase contracts.

        The description in the applicable prospectus supplement of any purchase contracts and purchase units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable purchase contract or unit agreement, which will be filed with the SEC in connection with any offering of such securities.

 DESCRIPTION OF UNITS

        We may issue units comprised of any combination of two or more of the other securities described in this prospectus and as specified in the applicable prospectus supplement. Each unit will be issued so that the holder of the unit is also the holder, with rights and obligations of a holder, of each security included in the unit. The units may be issued under unit agreements to be entered into between us and a unit agent.

        The applicable prospectus supplement will specify the terms of the units, including:

  •
  the designation and terms of the units and of any of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

  •
  a description of the terms of any unit agreement governing the units;

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  a description of the provisions for the payment, settlement, transfer or exchange of the units;

  •
  a discussion of the material U.S. federal income tax considerations, if applicable; and

  •
  whether the units if issued as a separate security will be issued in fully registered or global form.

        The applicable prospectus supplement will describe the terms of any units. The description in the applicable prospectus supplement of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC in connection with any offering of units.

 SELLING SHAREHOLDER

        The following table sets forth the identity of the selling shareholder, the number of shares of our common stock and the percentage of shares of our common stock beneficially owned by the selling shareholder prior to this offering, the number of shares that may be offered under this prospectus by the selling shareholder, and the number of shares of our common stock and the percentage of our common stock to be beneficially owned by the selling shareholder after completion of this offering, assuming that all shares offered hereunder are sold as contemplated herein. The number of shares in the column "Maximum number of shares that may be offered" represents all of the shares that the selling shareholder may offer under this prospectus.

        Beneficial ownership is determined in accordance with SEC rules. The information is not necessarily indicative of beneficial ownership for any other purpose. In general, under these rules a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares voting power or investment power with respect to such security. A person is also deemed to be a beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days. To our knowledge, except as otherwise indicated, and subject to applicable community property laws, the person named in the table has sole voting and investment power with respect to all shares of common stock beneficially owned by that person.

        For purposes of the table below, the beneficial ownership amounts and percentages are based on a total of 24,105,390 shares of our common stock outstanding as of December 7, 2017. Shares of our common stock that a person has the right to acquire within 60 days of the date of this prospectus are deemed outstanding for purposes of computing the percentage ownership of the person's holdings, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

        We do not know when or in what amounts the selling shareholder may sell or otherwise dispose of the shares covered hereby. The selling shareholder might not sell any or all of the shares covered by this prospectus or may sell or dispose of some or all of his shares in transactions exempt from the registration requirements of the Securities Act, or in the open market after the date on which he provided the information set forth in the table below. Because the selling shareholder may not sell or otherwise dispose of some or all of the shares covered by this prospectus and because there are currently no agreements, arrangements or understandings with respect to the sale or other disposition of any of the shares, we cannot estimate the number of the shares that will be held by the selling shareholder after completion of a potential offering. For purposes of the table below, we have assumed that the selling shareholder will sell all of the shares covered by this prospectus.

        Information about additional selling shareholders, if any, including their identities and the common stock to be registered on their behalf, may be set forth in a prospectus supplement, in a post-effective amendment or in filings that we make with the SEC under the Exchange Act, which are incorporated by reference in this prospectus. Information concerning the selling shareholder may change from time to time. Any changes to the information provided below will be set forth in a supplement to this prospectus, in a post-effective amendment or in filings we make with the SEC under the Exchange Act, which are incorporated by reference into this prospectus, if and when necessary. The address of each beneficial owner listed in the table below is 8214 Westchester Drive, Suite 400, Dallas, Texas 75225.

	Common stock beneficially owned
	Shares beneficially owned prior to this offering			Shares beneficially owned after this offering
			Maximum number of shares that may be offered
	Number	Percentage		Number	Percentage
William C. Murphy(1)	97,259	0.40%	97,259	0	0%

(1)
Includes (i) 32,259 shares held in Mr. Murphy's name and (ii) 65,000 shares held by the William C. Murphy Pension & Profit Sharing Plan & Trust (collectively, "WCM"). The business address of WCM is 8214 Westchester Drive, Suite 400, Dallas, Texas 75225. Mr. Murphy has served as the Vice Chairman of our Board of Directors since 2011. As described above in "Description of Capital Stock—Registration Rights Agreement," we are registering the shares of our common stock held by WCM at the request of the WCM Parties pursuant to a registration rights agreement we entered into with the WCM Parties, among others, in connection with our initial public offering.

PLAN OF DISTRIBUTION

        We or the selling shareholder may sell the securities offered under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters, dealers or agents or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions at:

  •
  a fixed price or prices, which may be changed;

  •
  market prices prevailing at the time of sale;

  •
  prices related to the prevailing market price; or

  •
  negotiated prices.

        For each type and series of securities offered, the applicable prospectus supplement will set forth the terms of the offering, including, without limitation:

  •
  the initial public offering price;

  •
  the names of any underwriters, dealers or agents;

  •
  the purchase price of the securities;

  •
  the use of proceeds from the sale of the securities;

  •
  any underwriting discounts, concessions, commissions, agency fees or other compensation payable to underwriters, dealers or agents;

  •
  any discounts or concessions allowed or re-allowed or repaid to dealers;

  •
  estimated offering expenses; and

  •
  the securities exchanges on which the securities will be listed, if any.

        We or the selling shareholder may grant underwriters options to purchase additional securities at the public offering price, with additional underwriting commissions or discounts, as applicable, set forth in the prospectus supplement. The terms of any such option will be set forth in the prospectus supplement for those securities.

        Underwriters or agents may make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an "at-the-market" offering as defined in Rule 415 under the Securities Act, which includes sales made directly on The Nasdaq Global Market, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange.

        We may issue to our existing security holders, though a dividend or similar distribution, rights to purchase shares of our common stock or preferred stock, which may or may not be transferable. In any distribution of rights to our existing security holders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to facilitate the distribution of the unsubscribed securities. The applicable prospectus supplement will describe the specific terms of any offering of our common stock or preferred stock through the issuance of rights including, if applicable, the material terms of any standby underwriting agreement or purchase agreement.

Sales Through Underwriters, Dealers or Agents; Direct Sales

        If we or the selling shareholder use underwriters in any sale of securities offered under this prospectus, the underwriters will buy the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us or the selling shareholder. The underwriters may then resell the securities in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale or thereafter. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions and the underwriters will be obligated to purchase all the securities offered if they purchase any securities. The initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. In connection with an offering, underwriters and their affiliates may engage in transactions to stabilize, maintain or otherwise affect the market price of the securities in accordance with applicable law.

        If we or the selling shareholder use dealers in any sale of securities offered under this prospectus, the securities will be sold to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale.

        If agents are used in any sale of securities offered under this prospectus, they will use their reasonable best efforts to solicit purchases for the period of their appointment.

        If securities offered under this prospectus are sold directly, no underwriters, dealers or agents would be involved. Neither we nor the selling shareholder are making an offer of securities in any state that does not permit such an offer. If we or the selling shareholders sell securities through dealers or agents, or if we sell securities directly, the terms of any such sales will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

        We or the selling shareholder may authorize underwriters, dealers or agents to solicit offers from certain institutions whereby the institution contractually agrees to purchase the securities offered under this prospectus from us on a future date at a specific price. This type of contract may be made only with institutions that we or the selling shareholder specifically approve. Such institutions could include banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The underwriters, dealers or agents will not be responsible for the validity or performance of these contracts.

Market Making, Stabilization and Other Transactions

        Each issue of a new series of preferred stock, warrants or rights will be a new issue of securities with no established trading market, except as indicated in the applicable prospectus supplement. Unless indicated in the applicable prospectus supplement, we do not expect to list the offered securities on a securities exchange, except for our common stock, which is listed on The Nasdaq Global Market. We and the selling shareholder can provide no assurance as to whether the securities will have a liquid trading market.

        In order to facilitate the offering of any of the securities offered under this prospectus, the underwriters with respect to any such offering may, as described in the prospectus supplement, engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on these securities. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of preventing or retarding a decline in the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions. Any of these activities may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of our securities or the common stock sold by the selling shareholder. As a result, the market price of the securities may be higher than it otherwise would be in the absence of these transactions. The underwriters are not required to engage in these activities, and may end any of these activities at any time, all as described in the prospectus supplement.

        Any person participating in the distribution of securities will be subject to applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including without limitation Regulation M, which may limit the timing of transactions involving the securities offered under this prospectus. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of such securities to engage in market-making activities with respect to the particular securities being distributed. All of the above may affect the marketability of the securities offered under this prospectus and the ability of any person or entity to engage in market-making activities with respect to such securities.

        Under the securities law of various states, the securities offered under this prospectus may be sold in those states only through registered or licensed brokers or dealers. In addition, in various states the securities offered under this prospectus may not be offered and sold unless such securities have been registered or qualified for sale in the state or an exemption from such registration or qualification is available and is complied with.

Derivative Transactions and Hedging

        We, the selling shareholder, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we or the selling shareholder may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us, the selling shareholder or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

General Information

        We expect that any agreements we or the selling shareholder may have with underwriters, dealers and agents will include provisions indemnifying them against certain civil liabilities, including certain liabilities under the Securities Act, or providing for contribution with respect to payments that they may be required to make. An underwriter, dealer or agent, or any of their affiliates, may be customers of, or otherwise engage in transactions with or perform services for us or the selling shareholder in the ordinary course of business.

        The specific terms of any lock-up provisions with respect to any given offering will be described in the applicable prospectus supplement.

        In compliance with guidelines of the Financial Industry Regulatory Authority, Inc. ("FINRA") and unless otherwise disclosed in the applicable prospectus supplement, we do not intend for the maximum consideration or discount to be received by any FINRA member or independent broker dealer to exceed 8.0% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

 LEGAL MATTERS

        Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered under this prospectus will be passed upon for us by Covington & Burling LLP, Washington, D.C., and Norton Rose Fulbright US LLP, Austin, Texas. Counsel for any underwriters, dealers or agents will be named in the applicable prospectus supplement.

EXPERTS

        The audited consolidated financial statements of the Company as of December 31, 2016 and 2015 and for the years ended December 31, 2016, 2015 and 2014 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

        The audited consolidated financial statements of Sovereign Bancshares, Inc. as of and for the years ended December 31, 2016 and 2015, which are incorporated by reference into this prospectus, have been so incorporated by reference in reliance upon the report of RSM US LLP, independent public accountants, upon the authority of said firm as experts in accounting and auditing.

$

        % Fixed-to-Floating Rate Subordinated Notes Due 2030

Veritex Holdings, Inc.

Preliminary Prospectus Supplement

Sole Book-Running Manager

Co-Managers

Stephens Inc.

Raymond James

                        , 2020